UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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Hudson Pacific Properties, Inc.

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HUDSON PACIFIC PROPERTIES

2026 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

| ABOUT HUDSON PACIFIC PROPERTIES

Hudson Pacific Properties, Inc. (NYSE:HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

| Square Feet | Founded In | Initial Public Offering | NYSE Listed Company | Top Tenants |
|---|---|---|---|---|
| 16M | 2006 | 2010 | HPP | Google<br>amazon<br>NETFLIX |

1 LOS ANGELES

3.1 M S.F.

2 SILICON VALLEY

5.6 M S.F.

3 SAN FRANCISCO

2.4 M S.F.

4 SEATTLE

2.7 M S.F.

5 VANCOUVER

1.5 M S.F.

6 NEW YORK

0.2 M S.F.

British Columbia
5
4
Washington
New York
6
California
3
2
1

As of 12/31/25. Represents 100% of consolidated and unconsolidated joint ventures for owned in-service, repositioning, and under construction office and studio assets.

FORWARD-LOOKING STATEMENTS

Certain written and oral statements made or incorporated by reference from time to time by us or our representatives in this Proxy Statement, other filings or reports filed with the SEC, press releases, conferences, or otherwise, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, as amended, and Section 21E of the Exchange Act). In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated funds from operations, or FFO, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this Annual Report on Form 10-K, or that management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward looking statements. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

DEAR FELLOW STOCKHOLDERS,

On behalf of the entire Board of Directors of Hudson Pacific Properties, we invite you to attend our Annual Meeting of Stockholders on Thursday, May 28, 2026 at 9:00 am (PDT). The meeting will be held at our headquarters, located at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025. The proxy statement and accompanying notice describe the matters to be voted on and why the Board believes they are in the best interests of stockholders. Please review these materials and vote as soon as possible, even if you plan to attend. Your proxy or voting instruction card includes information on how to vote your shares.

In 2025, Hudson Pacific undertook decisive actions to strengthen our financial position amid continued challenges across the office and studio sectors. We enhanced balance sheet flexibility and operating efficiency through a transformative equity capital raise, targeted asset sales, and meaningful cost reductions. These actions reduced net debt, increased liquidity, and streamlined our cost structure to better align with current market conditions. At the same time, we delivered our strongest leasing performance since 2019 and advanced key initiatives within our studio platform. While market conditions remain dynamic, we believe these steps represent an important inflection point and position Hudson Pacific to navigate the near term and drive long-term value creation.

Our Board of Directors remains committed to strong corporate governance and alignment with our stockholders. The Board and management work in close partnership to provide effective oversight of strategy, risk, and performance. We value stockholder perspectives and appreciate feedback received over the past year through our engagement efforts. This input has informed the Board’s governance priorities and the Compensation Committee’s decisions, and is reflected in enhancements to our executive compensation and governance disclosures in this year’s proxy statement.

Over the past year, we continued to advance our Board refreshment efforts as part of our ongoing commitment to strong governance and alignment with our strategic priorities. This included further evolution of our Board composition, with the addition of new independent directors and the planned transition of several long-tenured members. We also extend our sincere appreciation to Michael Nash for his service and leadership, including his contributions as Audit Committee Chair, and thank him for his dedication to Hudson Pacific, as he will not stand for re-election at the 2026 Annual Meeting.

Thank you for your continued support of Hudson Pacific.

“We believe the steps taken in 2025 represent an important inflection point and position Hudson Pacific to navigate the near term and drive long-term value creation.”

Sincerely, Victor J. Coleman Chief Executive Officer & Chairman	Sincerely, Robert L. Harris II Lead Independent Director

| NOTICE OF 2026 ANNUAL
  MEETING OF STOCKHOLDERS

Annual Meeting Proposals

PROPOSAL

1	The election of 7 directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies	 FOR See page 7

2	The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2025, as more fully disclosed in the accompanying Proxy Statement	 FOR See page 31

3	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	 FOR See page 67

We are not aware of any other matters that may properly be presented at the 2026 Annual Meeting. If any other matters are properly brought before the Annual Meeting or at any adjournment or postponement thereof, the proxy holders will vote on such matters in their discretion.

Proxy Voting

These proxy materials were first made available to stockholders on April 23, 2026. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares ahead of time. If your shares are held by a broker, bank or other nominee, please follow the instructions they provide on how to vote your shares. Additional information can be found beginning on page 72 – “Questions and Answers About the Annual Meeting of Stockholders.”

By Order of the Board of Directors,

Kay L. Tidwell
Executive Vice President,
General Counsel, Chief Risk Officer and Secretary

LOGISTICS
Date and Time Thursday, May 28, 2026 9:00 a.m. (PDT)

Place 11601 Wilshire Blvd, Ninth Floor Los Angeles, California 90025

Record Date March 20, 2026

HOW TO VOTE

By Internet www.investorvote.com/HPP

By Mail Complete and sign the proxy card and return in the enclosed pre-paid envelope.

Phone 1-800-652-VOTE (8683)

In-Person Please bring your admission ticket (attached to your proxy card or within the e-mail by which you received your proxy statement).

IMPORTANT NOTICE ABOUT THE
AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report”) are available on the Internet at www.investorvote.com/HPP, which you can access by using the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. The materials are also available on the Investors section of our website at Investors.HudsonPacificProperties.com. References to websites in this proxy statement are provided for convenience only. Our website is for informational purposes only and the contents of our website or information connected thereto are not a part of this proxy statement and are not deemed incorporated by reference into this proxy statement or any other public filing made with the U.S. Securities and Exchange Commission.

| TABLE OF CONTENTS

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| PROXY SUMMARY

2025 PERFORMANCE HIGHLIGHTS

2025 marked an important inflection point for Hudson Pacific. During the year, we undertook coordinated actions that fundamentally transformed our capital structure, significantly enhanced our operating efficiency, and positioned the Company to benefit from improving demand across our innovation-driven markets.

2.2M+ Sq Ft Office Leasing Activity	$2B+ Capital Transactions	$328M Asset Sales	$934M Year-End Liquidity
2.3M Sq Ft Year-End Office Leasing Pipeline	$25M Quixote Cost Reductions (Annualized)	$26M G&A & Interest Savings (year-over-year)	22% Reduction IN HPP’s Share Net Debt

Strong Leasing Execution

Strongest office leasing performance since 2019, reflecting improving tenant engagement across our markets. Positive leasing indicators included:


Signed 2.2M+ square feet of office leases

Positive net absorption within in-service office portfolio in 3Q and 4Q25

2.3M square foot leasing pipeline at year-end

40% increase in tenant tours compared to 2024

Streamlined Studio Business

Positioning studio portfolio optimally for a recalibrating production environment by reducing costs and focusing on premium locations that continue to lease. Key accomplishments included:


$25.0M in annualized expense reductions within Quixote business

Sunset Las Palmas stages fully leased as of 4Q25 for first time since industry strikes

Delivered Sunset Pier 94 with stages fully leased within first quarter of operations

Enhanced Operational Efficiency

Maintained disciplined cost management across the organization, including reducing G&A by $21M year-over-year. Key G&A related initiatives included:


Voluntary forfeiture of top 3 NEO front-loaded performance unit awards

Reduction in Board size and fees

Adjustments to executive compensation in alignment with strategic priorities

Fortified Balance Sheet

Executed capital transactions to improve financial flexibility, resulting in a 22% reduction in HPP’s share of net debt and increasing total liquidity to $933.7M at year-end. Key actions included:


$690.0M common equity offering

$328.0M of strategic asset sales

$475.0M CMBS financing

Repayment of $168.0M Element LA loan and $465.0M private placement notes

Credit facility amendment and extension through 2029

HUDSON PACIFIC PROPERTIES   |   1   |   2026 Proxy Statement

PROXY SUMMARY

BOARD AND GOVERNANCE HIGHLIGHTS

We have continued to evolve our Board’s composition and leadership to enhance effectiveness, align with stockholder priorities, and support the Company’s strategic direction. The following changes have been made since the 2025 Annual Meeting:

	Reduced Board size from 10 to 7 directors to enhance efficiency and support broader cost discipline initiatives
	Completed planned retirement of long-tenured directors Jonathan M. Glaser and Mark D. Linehan, each of whom had served since the Company’s IPO in 2010
	Added two new independent directors in 2025: Jon Bortz and T. Ritson Ferguson
	Appointed Robert L. Harris II as Lead Independent Director (effective March 24, 2026), succeeding Theodore R. Antenucci, who continues to serve on the Board
	Appointed T. Ritson Ferguson to succeed Michael Nash as Audit Committee Chair (effective May 28, 2026), since Mr. Nash will not stand for re-election

Director Nominees

The Board’s recent refreshment and reduced size reflect a deliberate shift toward directors with deep capital markets and operational expertise, aligning with the Company’s current priorities of balance sheet optimization and disciplined capital allocation. The following directors are standing for re-election at the 2026 Annual Meeting. The committee assignments reflected in the below table will be effective May 28, 2026.

DIRECTOR NOMINEES	AGE	DIRECTOR SINCE	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE	INVESTMENT	SUSTAINABILITY
Victor J. Coleman Chief Executive Officer and Board Chairman, Hudson Pacific Properties, Inc.	64	2010					
Theodore R. Antenucci INDEPENDENT President and Chief Executive Officer, Catellus Development Corporation	61	2010				
Jon Bortz INDEPENDENT Chairman and Chief Executive Officer, Pebblebrook Hotel Trust	69	2025		
T. Ritson Ferguson INDEPENDENT Former Chief Executive Officer and Chief Investment Officer, CBRE Global Investors	66	2025	C
Robert L. Harris II + INDEPENDENT Former Executive Chairman, Acacia Research Corporation	67	2014		C	
Barry A. Sholem INDEPENDENT Chairman and Senior Advisor of Real Estate, BDT & MSD Partners	65	2023					
Andrea Wong INDEPENDENT Former President, International Production, Sony Pictures Television	59	2017			C

C  Committee Chair      Committee Member      +  Lead Independent Director

HUDSON PACIFIC PROPERTIES   |   2   |   2026 Proxy Statement

PROXY SUMMARY

Board Snapshot

PROFILE

86% INDEPENDENT	14% FEMALE	14% RACIALLY DIVERSE
8 years AVERAGE TENURE	65 years AVERAGE AGE

DIRECTOR SKILLS

Public Board Experience	Key Industry Experience	Key Markets Expertise
■■■■■■■	■■■■■■■	■■■■■□□

Financial Expertise	Capital Markets Expertise	Cybersecurity / Data Privacy
■■■■■■□	■■■■■■□	■■■■□□□

Executive Leadership Experience	Advanced Degree or Professional Accreditation
■■■■■■■	■■■■■□□

Key Governance Practices

    
INDEPENDENCE & BOARD COMPOSITION

Board refreshment, with four new independent directors in the last three years

Supermajority (86%) Board independence; Lead Independent Director

Regular meetings of the independent directors and committees without management present

Regular Board and committee self-evaluations

Commitment to Board that represents an optimal range of skills and experience

Comprehensive Board oversight as it relates to corporate strategy and risk management

COMPENSATION

Independent compensation consultant

Anti-hedging and anti-pledging policy

Clawback policy

Equity awards remain subject to holding periods following vesting

Stock ownership requirements (10x salary for CEO; 3x for other NEOs)

Double-trigger change-in-control provisions and no excise tax gross-ups

STOCKHOLDER RIGHTS	 Annual election of all directors  Directors elected by majority voting in uncontested director elections  Annual “Say-On-Pay” voting  No stockholder rights plan  Stockholder power to amend Bylaws

HUDSON PACIFIC PROPERTIES   |   3   |   2026 Proxy Statement

PROXY SUMMARY

Stockholder Engagement HIGHLIGHTS

We maintain an ongoing dialogue with our stockholders to understand their perspectives on our strategy, performance, governance, and executive compensation, and to incorporate that feedback into our decision-making. Throughout 2025, our senior management team engaged with 210 unique institutional investors through a range of channels, including industry conferences, virtual non-deal roadshows, property tours, in-person meetings and regular conference calls and email correspondence. These interactions provide multiple avenues for investors to share their perspectives and enable us to maintain consistent, year-round engagement.

We also conduct targeted outreach to stewardship teams at our largest stockholders to discuss governance and corporate responsibility matters. These discussions are led by senior management across our legal, sustainability, and investor relations functions, with participation from Robert L. Harris II, Lead Independent Director and Chair of the Compensation Committee.

Feedback from stockholder discussions is summarized and shared with our Board of Directors on a quarterly basis and informs key decisions related to strategy, governance, and compensation.

Since the 2025 Annual Meeting, we held discussions with institutional investors representing approximately 64% of our outstanding common stock[1]. As described in greater detail in the Compensation Discussion & Analysis under “2025 Say-on-Pay Outcome and Our Response” on page 35, we actively sought stockholder feedback following our 2025 say-on-pay results and implemented a number of meaningful changes to our executive compensation program, governance practices and disclosures in response.

64% OF SHARES OUTSTANDING ENGAGED
SINCE THE 2025 ANNUAL MEETING

ONGOING ENGAGEMENT	PROXY SEASON ENGAGEMENT	ANNUAL MEETING OF STOCKHOLDERS	POST MEETING REVIEW & ACTIONS

Maintain regular dialogue with stockholders throughout the year to discuss:


Business strategy and portfolio positioning

Financial and operational performance

Governance, compensation and corporate responsibility matters
	Provide stockholders with key disclosures, including:  Annual Report  Proxy Statement  Sustainability Report We actively engage to address questions and discuss matters submitted for stockholder vote.	Provide stockholders the opportunity to:  Participate in an open forum with management and the Board  Vote on key matters, including director elections, say-on-pay and auditor ratification

Evaluate voting outcomes and engagement insights to:


Enhance corporate governance practices

Refine executive compensation programs

Improve disclosure and transparency

This process directly informed the compensation and governance changes described in the CD&A.

Governance-Related Topics

CORPORATE GOVERNANCE	BOARD COMPOSITION AND REFRESHMENT	EXECUTIVE COMPENSATION	CORPORATE RESPONSIBILITY & HUMAN CAPITAL MATTERS	STOCKHOLDER RIGHTS

(1)	Based on holdings as of December 31, 2025.

HUDSON PACIFIC PROPERTIES   |   4   |   2026 Proxy Statement

PROXY SUMMARY

Executive compensation HIGHLIGHTS

2025 was a year of meaningful transition and deliberate action to stabilize the Company for future growth. In response to stockholder feedback following our 2025 say-on-pay vote, the Compensation Committee took significant actions to reduce compensation, simplify program design and strengthen alignment with Company performance and stockholder outcomes.

2025: Decisive Actions to Reduce Compensation and Align with Stockholders

	No Equity Grants for CEO, President and CFO Consistent with the design of the 2024 front-loaded awards, no equity was granted in 2025 to our CEO, President or CFO
	Voluntary Forfeiture of Performance-Based Awards The CEO, President and CFO voluntarily forfeited 2024 performance-based equity awards, with no replacement awards granted
	Meaningful Reduction in Bonus Payouts 2025 bonuses were funded below target, resulting in a 36% decrease compared to 2024
	No Increases to Base Salary or Target Bonus Opportunities Compensation levels remained unchanged, consistent with a disciplined approach to cost management
	Compensation Outcomes Aligned with Performance Pay outcomes were significantly reduced to reflect Company performance and stockholder experience

Simplified and Redesigned Compensation Program for 2026

	Eliminated Front-Loaded Equity Structure

Commitment to discontinue front-loaded awards and return to annual equity grants

	New TSR-Based Long-Term Incentive Plan

Simplified structure with 50% performance-based and 50% time-based equity, tied to absolute and relative TSR over a three-year period

	More Rigorous Performance Requirements

Maximum payouts require 15% annual TSR growth and 75th percentile relative TSR performance, exceeding typical REIT market practices

	Reduced Maximum Payout Opportunity Performance-based equity capped at 150% of target (down from 200%–250% under prior programs)
	Extended Alignment with Stockholders

Equity awards subject to multi-year vesting and post-vest holding requirements, resulting in up to six years of alignment

	Return to Formulaic Bonus Program Reintroduction of objective, performance-based cash incentive metrics
	Significant Reductions in Target Compensation 2026 target compensation was meaningfully reduced, including a 38% reduction for our CEO
	No Increases to Base Salary or Target Bonus Opportunities

Maintaining flat compensation levels since 2022

HUDSON PACIFIC PROPERTIES   |   5   |   2026 Proxy Statement

| sustainability AND human capital

Environmental sustainability, social impact, and human capital development are integral to Hudson Pacific Properties’ long-term strategy. These efforts are guided by our Better Blueprint™ program, which reflects our vision to create vibrant, enduring urban destinations and to operate our portfolio with excellence and accountability. Our position as an industry leader is reflected in continued recognition at the highest levels, as well as a depth of certifications across our properties.

ENTERPRISE AWARDS

GRESB Global Sector Leader, Office, Americas 2021-2025 5-star Rating 2019-2025	ENERGY STAR Partner of the Year 2019-2024 Sustained Excellence 2021-2024	NAREIT Leader in the Light Award, Office Sector 2022, 2023 Operations 2025

Environmental Sustainability

Our sustainability program differentiates Hudson Pacific with customers and investors who prioritize climate leadership.

	Carbon-neutral operations since 2020
	Science-based target to reduce absolute Scope 1 and 2 greenhouse gas emissions by 50% by 2030 from a 2018 baseline, excluding the use of unbundled renewable energy credits and carbon offsets
	In-service office portfolio 94% LEED certified, 52% Fitwel certified and 76% ENERGY STAR certified at year-end 2025

Social Impact

Our social impact initiatives support our strategy to transform assets into destinations where tenants’ employees want to work.

	Modern, high-quality buildings that emphasize natural light, wellness and fitness amenities
	Engaging on-site programming to benefit tenants and the community
	Charitable giving and employee volunteer programs support the vitality of the neighborhoods within which we operate

Human Capital Development

Our people are our greatest asset and we are committed to attracting, developing, and retaining high-performing talent.

	Inclusive work environment that respects diversity across gender, age, ethnicity and cultural background
	Comprehensive onboarding program, ongoing development opportunities, and annual “Excellence Awards” to honor top performers across the organization
	Pay-for-performance compensation philosophy, linking rewards to individuals, teams, and the Company as a whole
	Competitive compensation and benefits program designed to promote employee wellness and work-life balance

More information can be found in Hudson Pacific’s Better BlueprintTM Report.

HUDSON PACIFIC PROPERTIES   |   6   |   2026 Proxy Statement

| PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Hudson Pacific Properties is currently governed by an eight-member Board of Directors, seven of whom are standing for re-election to the Board at the 2026 Annual Meeting. If elected, directors will hold office for a one-year term expiring at the 2027 Annual Meeting. Directors hold office until their successors are duly elected and qualified, or until their earlier resignation or removal.

	The seven nominees for election to the Board at the 2026 Annual Meeting, all proposed by the Board, are listed in the following section titled “Director Nominees,” along with brief biographies.


Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially.

	The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.
	Stockholders may recommend candidates to our Board. All recommendations for nomination received by the Corporate Secretary will be presented to the Governance Committee for its consideration. See “Communications with the Board of Directors” on page 24 for more information.

Required Vote

Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected at an annual meeting of stockholders. In such circumstances, directors will instead be elected by a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. The election of directors at this Annual Meeting is not contested. Under Maryland law, an incumbent director who is not re-elected would continue to serve as a holdover director until a successor is elected. To address this, our Bylaws require any incumbent director who fails to receive a majority vote in an uncontested election to promptly tender his or her resignation. The Nominating and Corporate Governance Committee (the ‘Governance Committee’) will recommend whether to accept the resignation or take other action, and the Board will publicly disclose its decision and rationale within 90 days following certification of the election results.

Board Recommendation

 FOR

The Board unanimously recommends that the stockholders vote “FOR” the 7 director nominees.

HUDSON PACIFIC PROPERTIES   |   7   |   2026 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

SUMMARY OF BOARD NOMINEE SKILLS AND EXPERIENCE

The Board is committed to building a strong, independent leadership team whose diverse backgrounds and experiences enrich our decision-making. When evaluating director candidates, we look for a wide range of skills, perspectives, and professional experiences—reflecting diversity in its broadest and most meaningful sense. We do not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

Our current director nominees were recommended by the Governance Committee and selected for their exceptional professional achievements, sound judgment, financial literacy, integrity, and ability to think independently and analytically. We also value their deep understanding of our business and industry, as well as their commitment to collaboration and high ethical standards.

SKILLS AND EXPERIENCE	COLEMAN	ANTENUCCI	BORTZ	FERGUSON	HARRIS	SHOLEM	WONG	TOTAL

Executive Leadership Experience
Experience serving as a CEO, President, Chairman or in a comparable senior leadership role at a large company or organization, providing strategic oversight, operational leadership and experience managing complex enterprises.

								7 / 7

Public Board Experience
Experience with the governance, regulatory and reporting requirements of publicly traded companies, including investor engagement and oversight of public company disclosure and compliance obligations.

								7 / 7

Key Industry Experience
Experience in the media, technology or real estate industries, providing insight into industry trends, competitive dynamics, and opportunities and challenges across economic cycles.

								7 / 7

Key Markets Expertise
Experience in key markets in which the Company operates, including Los Angeles, Silicon Valley, San Francisco, Seattle, New York and Vancouver, contributing to a deeper understanding of regional market dynamics, operations, and competitive positioning.

								5 / 7

Financial Expertise
Experience in accounting, financial reporting or financial management, supporting effective oversight of the Company’s financial statements, financial controls and reporting processes.

								6 / 7

Capital Markets Expertise
Experience with capital structure, capital allocation and financing strategies, providing valuable perspective in evaluating investments, transactions and broader financial strategy.

								6 / 7
Advanced Degree or Professional Accreditation Holds an advanced academic degree or relevant professional certification that contributes specialized knowledge and expertise to the Board.								5 / 7
Cybersecurity / Data Privacy Experience overseeing the identification, management and mitigation of corporate risks, including cybersecurity, data privacy and data protection matters.								4 / 7

HUDSON PACIFIC PROPERTIES   |   8   |   2026 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Victor J. Coleman AGE: 64 DIRECTOR SINCE: 2010 BOARD COMMITTEES:  Sustainability

BACKGROUND AND PROFESSIONAL EXPERIENCE


Has served as Chief Executive Officer and Chairman of the Board since the Company’s IPO in 2010

Founder and former Managing Partner of Hudson Pacific’s predecessor, Hudson Capital (2006-2010)

Serves on the boards of Ronald Reagan UCLA Medical Center, Fisher Center for Real Estate & Urban Economics, Young Presidents' Organization Gold Los Angeles, Los Angeles Sports & Entertainment Commission and ChampionLA, as well as Nareit’s Advisory Board of Governors

Serves on the board of Kite Realty Group Trust (since 2012) and previously served on the boards of Douglas Emmett (2006-2009) and other public companies

Has received the City of Hope Spirit of Life Award (2015), the Real Star of Hollywood Award (2019), recognition as a Treasure of Los Angeles (2019) and was inducted into NAIOP SoCal’s Hall of Fame (2025)

Holds an MBA from Golden Gate University and a BA in History from the University of California, Berkeley

REASON FOR NOMINATION

Mr. Coleman brings extensive executive leadership experience and deep knowledge of the Company’s business, strategy and key markets as its founder and Chief Executive Officer. His public company board experience, capital markets expertise and long-standing leadership of Hudson Pacific provide the Board with critical insight into the Company’s operations, growth strategy and industry positioning.

SKILLS

Theodore R. Antenucci INDEPENDENT AGE: 61 DIRECTOR SINCE: 2010 BOARD COMMITTEES:  Audit  Compensation  Investment

BACKGROUND AND PROFESSIONAL EXPERIENCE


Serves as President and Chief Executive Officer of Catellus Development Corporation (2011-present)

Previously served as President and Chief Investment Officer of Prologis and as a member of its Executive Committee (2007-2011), and as President of Global Development for Prologis (2005-2007)

Previously served as President of Catellus Commercial Development Corp. (2001-2005) prior to its merger with Prologis

Previously served on the board of directors of Prologis European Properties (2009-2011) and on the audit committee of Iron Mountain, Inc. (2011-2020)

Serves on the board of trustees of the Children’s Hospital Colorado Foundation (2010-present)

Holds a BA in Business Economics from the University of California, Santa Barbara

REASON FOR NOMINATION

Mr. Antenucci contributes significant executive leadership and public company experience, including extensive expertise in real estate development and global capital markets. His background as a senior executive at Prologis and Catellus enhances the Board’s oversight of investment strategy, capital allocation and operations across key markets.

SKILLS

HUDSON PACIFIC PROPERTIES   |   9   |   2026 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Jon Bortz INDEPENDENT AGE: 69 DIRECTOR SINCE: 2025 BOARD COMMITTEES:  Audit  Compensation

BACKGROUND AND PROFESSIONAL EXPERIENCE


Founder, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust (since 2009) and Founder and Chairman of Curator Hotel & Resort Collection (since 2020)

Previously founded and served as President, Chief Executive Officer and Trustee of LaSalle Hotel Properties (1998-2009) and as Chairman (2001-2009), where he oversaw its $5.5 billion strategic acquisition by Pebblebrook

Earlier founded the Hotel Investment Group of Jones Lang LaSalle (1994) and held senior leadership roles at the firm, including Senior Vice President and Managing Director

Serves on the Advisory Board of Governors of Nareit and on the Executive Committee of the American Hotel & Lodging Association, where he chairs HotelPAC and has served as a board member since 2016 and an officer since 2018

Previously served as a trustee of Federal Realty Investment Trust

Holds a BS in Economics from The Wharton School of the University of Pennsylvania

REASON FOR NOMINATION

Mr. Bortz provides extensive executive leadership and public company experience, including deep expertise in real estate, hospitality and capital markets. His experience founding and scaling public REITs and his knowledge of key markets strengthen the Board’s oversight of growth strategy, operations and investment activity.

SKILLS

T. Ritson Ferguson INDEPENDENT AGE: 66 DIRECTOR SINCE: 2025 BOARD COMMITTEES:  Audit (Chair)

BACKGROUND AND PROFESSIONAL EXPERIENCE


Serves on the investment committees for CBRE Investment Management Listed Real Assets (since 2022) and previously served as Vice Chairman of CBRE’s global investment management business (2021-2022)

Previously served as Chief Executive Officer and Chief Investment Officer of CBRE Investment Management (2015-2020), overseeing the firm’s global real estate and infrastructure investment platform, and Chief Executive Officer, Co-Chief Investment Officer and Founder of CBRE Clarion Securities (1998-2020)

Serves as Vice Chair and Audit Committee member of DUMAC, Inc., which manages Duke University’s endowment (since 2018) and as Board Chair of the CBRE Clarion Global Real Estate Income Fund (since 2004)

Serves as a Senior Fellow at the Wharton Real Estate Center and Trustee of the Templeton World Charity Foundation

Holds a BS in Computer Science and Economics from Duke University (summa cum laude, Phi Beta Kappa), an MBA with distinction from The Wharton School, and the Chartered Financial Analyst designation

REASON FOR NOMINATION

Mr. Ferguson provides deep financial and capital markets expertise, along with extensive experience in global real estate investment management. His leadership of large-scale investment platforms and public board experience strengthen the Board’s oversight of financial strategy, risk management and capital allocation.

SKILLS

HUDSON PACIFIC PROPERTIES   |   10   |   2026 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Robert L. Harris II LEAD INDEPENDENT DIRECTOR AGE: 67 DIRECTOR SINCE: 2014 BOARD COMMITTEES:  Compensation (Chair)  Nominating and Corporate Governance

BACKGROUND AND PROFESSIONAL EXPERIENCE


Has served as a member of the Board since November 2023 and previously from 2014 to March 2023; has served as Lead Independent Director since March 2026

Most recently served as Executive Chairman of the Board for Acacia Research Corporation (2012-2016), where he served as a director since 2000 and President (2000-2012)

Founder of Entertainment Properties Trust, where he served as President and a director (1997-2000)

Previously served as Senior Vice President and led the International Division at AMC Entertainment (1993-1997)

Earlier served as President of Carlton Browne and Company, Inc.

Has served on multiple public and nonprofit boards, including Pepperdine University’s Graziadio School of Business and Management, CombiMatrix Corporation, True Religion Brand Jeans, the USA Volleyball Foundation and Imperial Bancorp

REASON FOR NOMINATION

Mr. Harris brings extensive executive leadership and public company board experience, including a strong background in real estate, entertainment and capital markets. His background founding and leading public companies and his knowledge of key markets support the Board’s strategic oversight and investment decision-making.

SKILLS

Barry A. Sholem INDEPENDENT AGE: 70 DIRECTOR SINCE: 2023 BOARD COMMITTEES:  Nominating and Corporate Governance  Investment  Sustainability

BACKGROUND AND PROFESSIONAL EXPERIENCE


Chairman and Advisory Partner of BDT & MSD Partners and Chairman and Senior Advisor of its Real Estate Group; has served on the BDT & MSD Board since 2024

Founded the real estate group at MSD Capital and joined as partner in 2004, serving as head of real estate since inception

Previously served as Chairman and co-founder of DLJ Real Estate Capital Partners (1994-2004)

Earlier career at Goldman Sachs, where he led the Real Estate Principal Investment Area and West Coast Real Estate Investment Banking

Previously served on the boards of Curbline Properties, formerly SITE Centers (1998-2018, 2022-2024), and RVI (2018-2022)

Member of the Urban Land Institute, Real Estate Roundtable, UC Berkeley Real Estate Advisory Board and Brown University Presidents Leadership Council

Holds an MBA from Northwestern University and a BA in Economics and Political Science from Brown University and an MBA from Northwestern University

REASON FOR NOMINATION

Mr. Sholem contributes significant capital markets and financial expertise, with extensive experience in real estate investment, private equity and advisory roles. His background at leading financial institutions and investment firms enhances the Board’s perspective on capital allocation, transactions and strategic growth opportunities.

SKILLS

HUDSON PACIFIC PROPERTIES   |   11   |   2026 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Andrea Wong INDEPENDENT AGE: 59 DIRECTOR SINCE: 2017 BOARD COMMITTEES:  Nominating and Corporate Governance (Chair)

BACKGROUND AND PROFESSIONAL EXPERIENCE


Serves on the boards of Liberty Media Corporation (since 2010), Roblox Corporation (since 2020) and Whalar Group (since 2018)

Most recently served as President, International for Sony Pictures Entertainment (2011-2017)

Previously served as President and CEO of Lifetime Networks (2007-2010)

Earlier served as Executive Vice President, Alternative Programming, Specials and Late Night at ABC (1998-2007) where she developed hit shows including The Bachelor, Dancing with the Stars and Extreme Makeover: Home Edition

Has served on multiple public and private boards, including QVC Group (2010-2025), Hudson’s Bay Company (2014-2020)

Holds a degree in electrical engineering from MIT and an MBA from Stanford University, and is a Henry Crown Fellow at the Aspen Institute and a member of the Committee of 100

REASON FOR NOMINATION

Ms. Wong brings extensive executive leadership experience in the media and entertainment industry, providing valuable insight into content production, distribution and global market dynamics. Her public board experience and background in technology and digital platforms support the Board’s oversight of the Company’s studio and media-related strategy.

SKILLS

HUDSON PACIFIC PROPERTIES   |   12   |   2026 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Consideration of Board Composition

We value a Board composed of individuals with diverse skills, experiences and perspectives. A well-rounded Board fosters robust discussion, enhances corporate governance and supports sound decision-making. We believe an effective Board leverages a broad mix of skills, industry and regional experience, and professional backgrounds to guide the Company’s strategy.

A majority of the Board must be independent under NYSE listing standards, and at least one member must qualify as an “Audit Committee Financial Expert” under SEC rules.

Directors are selected based on merit, considering the collective skills, independence, experience and knowledge required for effective oversight. The Governance Committee regularly reviews Board composition and recommends new director candidates as appropriate. The Board also conducts an annual evaluation of its size, composition and effectiveness. When needed, external advisors assist in identifying qualified candidates. This ongoing process helps ensure the Board remains well-positioned to support the Company’s long-term strategy.

SUCCESSION PLANNING

Board Composition and Refreshment

We seek to maintain a balanced Board that combines long-tenured directors with fresh perspectives. While experienced directors provide valuable institutional knowledge, new directors contribute additional skills and insights as our business evolves. In recent years, the Board has undertaken a deliberate refreshment process, including the planned retirement of long-tenured directors who had served since the Company’s IPO in 2010 and the addition of new independent directors with complementary expertise. We continue to actively manage Board composition to align director skills with our strategic priorities while maintaining continuity and effective oversight. Average Board tenure for our 2026 director nominees is eight years.

Michael Nash has informed the Company that he will not stand for re-election at the 2026 Annual Meeting. The Board thanks Mr. Nash for his valuable service, including his leadership of the Audit Committee. Following his departure, T. Ritson Ferguson will serve as Audit Committee Chair, effective May 28, 2026. Mr. Ferguson’s experience in real estate investment, capital markets and financial oversight supports the Board’s confidence in his ability to serve as both Chair and Financial Expert.

As part of ongoing Board leadership succession planning, Robert L. Harris II was appointed Lead Independent Director, effective March 24, 2026, succeeding Theodore R. Antenucci, who continues to serve on the Board. The Board thanks Mr. Antenucci for his leadership. Mr. Harris’ public company experience and knowledge of the Company position him to provide strong independent leadership and support effective oversight of the Company’s long-term strategy.

CEO and Senior Management Succession Planning

The Board recognizes the importance of effective succession planning for the Chief Executive Officer and senior management. In accordance with our Corporate Governance Guidelines and Compensation Committee Charter, the Board, together with the Compensation Committee, oversees succession planning to support leadership continuity and long-term strategy.

The Compensation Committee periodically reviews succession plans, including the qualifications, experience and development of potential internal candidates, and reports its findings to the Board. Directors also engage regularly with senior management, providing ongoing insight into leadership capabilities.

The Company maintains an emergency CEO succession plan to address unexpected leadership transitions. This plan is reviewed periodically and updated as appropriate. The Board views succession planning as an ongoing process rather than one tied to any anticipated transition.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published on the Corporate Governance page of the Investors section of our website at HudsonPacificProperties.com.

REVIEW

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. We plan thoughtfully for director succession and Board refreshment and consider the depth and diversity of experience of our Board, expand and replace key skills and experience that support business strategies, and maintain a balanced mix of tenures.

INITIATES A SEARCH

When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management and may hire a search firm to assist in identifying and evaluating potential candidates.

REVIEW

When considering a candidate, the Governance Committee reviews the candidate’s experiences, expertise, professional background, integrity, sound judgment and perspectives. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

INTERVIEW

All potential candidates are interviewed by our Chief Executive Officer and Chairman of the Board and our Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted.

CONSIDER & APPROVE

The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors.

ONGOING	Board Skills Assessment, Board Succession Planning, Investor Recommendations

HUDSON PACIFIC PROPERTIES   |   14   |   2026 Proxy Statement

| CORPORATE GOVERNANCE

BOARD LEADERSHIP AND STRUCTURE

The Board of Directors has determined that its current leadership structure is appropriate for the Company and supports effective oversight of management and the Company’s strategic priorities. Under this structure, the Chief Executive Officer also serves as Chairman, complemented by a Lead Independent Director with clearly defined responsibilities on behalf of the independent directors. The Board believes this approach provides unified leadership, promotes efficient decision-making and reflects a deep understanding of the Company’s business. This structure also supports strong governance, clear accountability and effective oversight in the best interests of our stockholders.

CHIEF EXECUTIVE OFFICER & CHAIRMAN OF THE BOARD	LEAD INDEPENDENT DIRECTOR

VICTOR J. COLEMAN	ROBERT L. HARRIS II

Leads the development and execution of the Company’s strategic direction

Presides over meetings of the Board and stockholders

Sets the agenda for Board meetings in collaboration with the Lead Independent Director

Provides the Board with regular updates on the Company’s performance, strategy and operations

Oversees the execution of the Company’s business plan and day-to-day management


Presides over executive sessions of the independent directors

Serves as a liaison between the independent directors and management

Calls meetings of the independent directors, as appropriate

Provides input on Board materials and information provided to the directors

Advises the Chairman and Chief Executive Officer on Board governance matters

INDEPENDENT COMMITTEE CHAIRS

MICHAEL NASH(1) Audit Committee	ROBERT L. HARRIS II Compensation Committee	ANDREA WONG Nominating and Corporate Governance Committee
(1)	Michael Nash will not stand for re-election at the 2026 Annual Meeting. Accordingly, effective May 28, 2026, T. Ritson Ferguson will succeed Mr. Nash as Audit Committee Chair.

HUDSON PACIFIC PROPERTIES   |   15   |   2026 Proxy Statement

CORPORATE GOVERNANCE

We have structured our corporate governance framework to align the interests of our Board and management with those of our stockholders. Key features include:

	All directors are elected annually (no classified Board)
	Six of our seven director nominees (86%) are independent under NYSE and SEC standards
	Our Audit Committee includes a director who qualifies as an “audit committee financial expert,” and all members are fully independent under applicable NYSE and SEC rules
	Directors are elected by a majority voting standard in uncontested elections
	Stockholders may amend our Bylaws without Board approval
	We have opted out of the Maryland control share acquisition statute and exempt certain Board-approved business combinations from the Maryland business combination statute
	We do not maintain a stockholder rights plan
	Executives and directors are prohibited from hedging or pledging Company securities
	We maintain stock ownership guidelines requiring NEOs to hold shares of our common stock having a market value equal to or greater than a multiple of base salary; certain NEOs were below these thresholds at year-end 2025 due solely to stock price fluctuations (and not due to the transfer or disposition of shares) but remain subject to retention requirements and are expected to return to compliance

The Governance Committee regularly reviews our governance practices in light of evolving standards and stockholder expectations and makes recommendations to the Board.

Board Role in Strategy Oversight

The Board plays an active role in overseeing the Company’s growth and development strategy, working with management to evaluate long-term objectives, capital allocation priorities and strategic opportunities. The Board regularly reviews business performance, market trends, competitive positioning and key risks, and provides guidance and constructive challenges to management’s plans, including with respect to organic growth, operational expansion, partnerships and acquisitions.

The Board also monitors execution against strategic goals to ensure alignment with the Company’s long-term value creation objectives. Directors have full access to senior management and receive the information necessary to perform their duties.

Director Independence

Under NYSE corporate governance rules, a majority of the Board must be independent. A director qualifies as independent only if the Board affirmatively determines that the director has no material relationship with the Company.

The Board has determined that Messrs. Antenucci, Bortz, Ferguson, Harris, Nash, Sholem and Wong are independent under SEC standards. In this Proxy Statement, we refer to each of Messrs. Antenucci, Bortz, Ferguson, Harris, Nash, Sholem and Wong as our “Independent Directors.”

Executive Sessions of Non-Management Directors

Our non-management directors meet in executive session without management present at each regularly scheduled Board meeting. The non-management directors also meet in executive session in connection with special meetings, as appropriate. Our Lead Independent Director presides over these sessions.

HUDSON PACIFIC PROPERTIES   |   16   |   2026 Proxy Statement

CORPORATE GOVERNANCE

BOARD COMMITTEES

The below table represents committee composition for 2025. A table representing the composition effective May 28, 2026 can be found on page 2.

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE	INVESTMENT COMMITTEE	SUSTAINABILITY COMMITTEE
Victor J. Coleman*					
Theodore R. Antenucci				
Jon Bortz		
T. Ritson Ferguson	
Robert L. Harris II		C	
Michael Nash	C			
Barry A. Sholem					
Andrea Wong			C
MEETINGS IN 2025	4	5	1	0	2

*  Chief Executive Officer and Chairman of our BoardC  Committee Chair  Committee Member

Our Board has established five standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, an Investment Committee and a Sustainability Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements of the NYSE, as amended or modified from time to time, and applicable SEC rules with respect to each of these committees. Each of the Audit, Compensation, Governance and Investment committees consists exclusively of independent directors. Our Board may from time to time establish other committees to facilitate the management of our Company.

The Audit Committee, Compensation Committee and Governance Committee charters are available on the Corporate Governance page of the Investors section on our website at HudsonPacificProperties.com.

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CORPORATE GOVERNANCE

AUDIT COMMITTEE	Chair: Michael Nash (Financial Expert) Members: Jon Bortz, T. Ritson Ferguson 2025 Meetings: 4

Our Audit Committee consists of three independent directors. The Board has determined that each member satisfies the independence and financial literacy requirements of the NYSE, and that Mr. Nash qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee operates under a written charter that outlines its responsibilities, which include:

	Overseeing our accounting and financial reporting processes
	Reviewing the integrity of our consolidated financial statements
	Monitoring our disclosure controls and procedures and internal control over financial reporting
	Overseeing compliance with financial, legal and regulatory requirements
	Evaluating the qualifications, independence and performance of our independent registered public accounting firm
	Overseeing the performance of our internal audit function
	Overseeing risk assessment and risk management, including financial, information technology, cybersecurity and data privacy risks

The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Committee reviews the scope and results of the audit, pre-approves audit and permissible non-audit services, evaluates the auditor’s independence and reviews the adequacy of our internal accounting controls. The Audit Committee also prepares the report required by SEC rules for inclusion in this proxy statement.

Effective May 28, 2026, T. Ritson Ferguson will serve as Chair of the Audit Committee, and Theodore R. Antenucci will become a member of the committee.

Audit Committee Financial Expert

The Board has determined that Mr. Nash qualifies as an “audit committee financial expert” as defined by SEC rules. The Board also determined that Messrs. Bortz, Ferguson and Nash are financially literate in accordance with NYSE standards.

Mr. Nash’s qualifications include:

	Extensive experience in real estate investment, capital markets and financial analysis, including leadership roles at Blackstone Real Estate Debt Strategies and Merrill Lynch’s Real Estate Principal Investment Group
	Service as Executive Chairman of Blackstone Mortgage Trust, a publicly traded REIT, and participation on investment committees overseeing significant capital allocation decisions
	A Bachelor of Science degree in Accounting from the State University of New York at Albany

Effective May 28, 2026, T. Ritson Ferguson will serve as Chair of the Audit Committee. The Board has determined that Mr. Ferguson qualifies as an “Audit Committee Financial Expert” based on his extensive experience in financial oversight, capital markets and real estate investment, including his service as Chief Executive Officer and Chief Investment Officer of CBRE Global Investors. In these roles, he was responsible for overseeing investment strategy, financial performance and risk management across global real estate portfolios. This experience provides him with a deep understanding of financial reporting, internal controls and the evaluation of financial statements.

HUDSON PACIFIC PROPERTIES   |   18   |   2026 Proxy Statement

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE	Chair: Robert L. Harris II Members: Theodore R. Antenucci, Jon Bortz 2025 Meetings: 4

The Compensation Committee consists of three independent directors. The Committee operates under a written charter that outlines its responsibilities, which include:

	Reviewing and approving the compensation of our Chief Executive Officer, or recommending such compensation to the Board for approval
	Reviewing and approving the compensation of our other executive officers
	Overseeing and administering our incentive compensation and equity-based plans
	Reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management and preparing the annual Compensation Committee Report
	Reviewing and recommending compensation for our non-employee directors
	Administering our clawback policy
	Overseeing executive officer succession planning, human capital management and talent development

The Compensation Committee may delegate certain responsibilities to a subcommittee. The Committee has delegated authority to our Chief Executive Officer to grant equity awards to certain non-executive employees under the Company’s Amended and Restated 2010 Incentive Award Plan (the “2010 Plan”) and to take related administrative actions with respect to such awards.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE	Chair: Andrea Wong Members: Robert L. Harris II, Barry A. Sholem 2025 Meetings: 2 (Met informally with management on several additional occasions)

The Governance Committee consists of three independent directors. The Committee operates under a written charter that outlines its responsibilities, which include:

	Identifying and recommending qualified candidates for election to the Board, including nominees for election at the annual meeting
	Developing, recommending and overseeing the Company’s corporate governance guidelines
	Reviewing and recommending matters relating to Board composition, including size, structure and committee assignments
	Recommending members for each committee of the Board
	Overseeing the annual evaluation of the Board and its committees, as well as individual directors
	Overseeing the Board’s evaluation of management performance

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CORPORATE GOVERNANCE

INVESTMENT COMMITTEE	Members: Theodore R. Antenucci, Michael Nash 2025 Meetings: 0

The Investment Committee consists of two independent directors and reviews and recommends acquisition strategies to the Board and approves certain investment transactions within parameters established by the Board, including acquisitions above $150,000,000 and up to specified thresholds. The Committee may also review and make recommendations to the Board with respect to transactions that exceed its delegated authority.

In 2025, investment-related matters were reviewed by the full Board as part of its ongoing oversight of capital allocation and strategic initiatives. Accordingly, the Investment Committee did not hold formal meetings during the year.

Effective May 28, 2026, Barry Sholem will become a member of the Investment Committee, succeeding Michael Nash.

SUSTAINABILITY COMMITTEE	Members: Victor J. Coleman, Barry A. Sholem 2025 Meetings: 0

The Sustainability Committee provides oversight and strategic direction for the Company’s corporate responsibility program and advises the Company’s SVP, Innovation, Sustainability and Social Impact on key priorities, initiatives and goals.

In 2025, sustainability-related matters were addressed by the full Board as part of its integrated oversight of corporate responsibility priorities. Accordingly, the Sustainability Committee did not hold formal meetings during the year.

HUDSON PACIFIC PROPERTIES   |   20   |   2026 Proxy Statement

CORPORATE GOVERNANCE

BOARD MEETINGS AND ATTENDANCE

Our Board’s primary duty is to ensure the long-term health and success of the Company on behalf of stockholders. To effectively carry out this responsibility, the Board commits a substantial amount of time throughout the year to the most significant aspects of the business.

Our directors are committed and engaged. Our policy is that directors should make every effort to attend all meetings of our Board and the annual meeting of stockholders, as well as all meetings of Board committees for which they are members.

If a director is unable to attend a meeting due to a scheduling conflict, he or she separately meets with our Chairman and CEO and/or the respective Chair of the committee(s) upon which they serve to discuss meeting topics.

The Board held six regularly scheduled meetings and acted by unanimous consent on nine occasions during 2025 to review significant developments, engage in strategic planning and act on matters requiring Board approval. All of our incumbent directors attended or participated in 100 percent of the Board meetings, and the meetings of committees on which he or she served, during the period that he or she served in 2025.

BOARD EFFECTIVENESS UNDERSCORED BY ENGAGEMENT IN 2025
100% BOARD MEETING ATTENDANCE	6 BOARD MEETINGS	100% COMMITTEE MEETING ATTENDANCE[1]	10 COMMITTEE MEETINGS

(1)	Mr. Ferguson was elected to our Board and appointed to the Audit Committee on September 11, 2025 and was not able to attend the previously scheduled Audit Committee meeting on November 3, 2025.

HUDSON PACIFIC PROPERTIES   |   21   |   2026 Proxy Statement

CORPORATE GOVERNANCE

RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from three of its standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight.

BOARD RESPONSIBILITIES

Our Board administers this oversight function directly, with support from three of its standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight.

AUDIT COMMITTEE	GOVERNANCE COMMITTEE


Responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken and overseeing the management of the Company’s financial risks and information technology risks, including cybersecurity and data privacy risks.

Monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.
 Monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

COMPENSATION COMMITTEE
 Assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MANAGEMENT

Our senior management is responsible for day-to-day management of risk, including designing and implementing risk management processes and policies to address the various exposures to risk. Senior management regularly reports to the Board and its committees on a variety of risks.

Cybersecurity Risk Oversight

The Board of Directors recognizes the importance of cybersecurity risk management as part of the Company’s overall risk oversight responsibilities. Hudson Pacific Properties has implemented a cybersecurity risk management program designed to protect the confidentiality, integrity, and availability of the Company’s information systems and data.

The Company’s cybersecurity program is informed by the National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF”) and is integrated into the Company’s broader enterprise risk management (“ERM”) framework. This integration allows cybersecurity risks to be assessed, monitored, and managed consistently with other key enterprise risks, including operational, financial, legal, and compliance risks.

Management is responsible for day-to-day cybersecurity risk management, including the design and operation of cybersecurity controls, incident response planning, employee awareness training, and third-party risk management. Management periodically reports on cybersecurity matters, including risk assessments, threat environment developments, and incident response readiness, to the Board and its committees as part of the Company’s risk governance processes.

The Audit Committee assists the Board in overseeing the Company’s enterprise risk management program, including risks related to cybersecurity and information technology. As part of this oversight, the Audit Committee receives quarterly updates from management regarding cybersecurity risks, controls, and incident response preparedness. The full Board receives regular reports on material risk exposures, including cybersecurity risks, and discusses these matters in the context of the Company’s overall risk profile.

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CORPORATE GOVERNANCE

GOVERNANCE POLICIES AND PRACTICES

Code of Business Conduct and Ethics

Our Board established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
	Full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
	Compliance with applicable governmental laws, rules and regulations;
	Prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code of Business Conduct and Ethics; and
	Accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

Committee Charters

The Audit Committee, Compensation Committee and Governance Committee charters, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Corporate Governance page of the Investors section of our website at HudsonPacificProperties.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, or by email at IR@hudsonppi.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conduct an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. The Company’s website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

Insider Trading Compliance Program

We have adopted an insider trading compliance program that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of the NYSE. A copy of our insider trading compliance program is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

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CORPORATE GOVERNANCE

BOARD EVALUATIONS AND DIRECTOR EDUCATION

Board and Committee Evaluations

At the direction of our Nominating and Corporate Governance Committee, we conduct an annual evaluation process to assess the performance of and enhance the overall effectiveness of our Board and its standing committees. This process begins with our non-executive directors completing questionnaires regarding the performance of our Board as a group and the performance of each Board committee they serve. The questionnaires cover matters such as the effectiveness of the Board’s or committee’s composition, the quality of discussions at meetings, the adequacy of the Board’s or committee’s risk assessments, Board and committee culture, quality of engagement with management and other directors, access to information and management support, coordination among committees, areas of contribution, and areas for further development. The Governance Committee presents the results of the questionnaires, which are compiled anonymously, to our Board and committees at regularly scheduled meetings. The Board and each committee discuss the results and findings of the questionnaires and identify areas for future focus or continued improvement.

Board Orientation and Continuing Education

The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards. Materials provided to new directors include information on our strategic plans, financial matters, corporate governance practices, Code of Business Ethics and Conduct, and other key policies and practices. The onboarding process includes a series of meetings with members of senior management and their teams for deep-dive briefings on our operations and financial strategies.

Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to assist directors in fulfilling their duties, including regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks and opportunities. As part of the Board’s annual evaluation process, directors are asked to identify areas where they feel continuing education would be helpful.

COMMUNICATIONS with the board of directors

The Board welcomes communications from stockholders. Stockholders and other interested parties may write to the entire Board or any of its members at Hudson Pacific Properties, Inc., c/o Kay L. Tidwell, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025 or kay@hudsonppi.com. Our General Counsel will process and direct communications to the appropriate Board member(s), other than items unrelated to our Board’s duties, such as spam, junk mail, solicitations and employment inquiries or any material that is unduly hostile, threatening, illegal or unsuitable. This centralized process allows for review and response in a more efficient manner.

The Board may not be able to respond to all stockholder inquiries directly. However, if a response on behalf of the Board is appropriate, our General Counsel (or her designee) reviews and approves responses on behalf of the Board in consultation with the applicable director.

Stockholders may recommend candidates for the Board. Any recommendation should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a Proxy Statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected.

HUDSON PACIFIC PROPERTIES   |   24   |   2026 Proxy Statement

CORPORATE GOVERNANCE

Additional governance matters

Other Board Service

The Board does not believe that its members should be prohibited from serving on boards of other organizations and has not adopted any guidelines limiting such activities, except with respect to members serving on the Audit Committee. However, the Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors and making its recommendations to our stockholders. Due to the demanding nature of service on the Audit Committee, the members of the Audit Committee may not serve on the audit committees of the boards of directors of more than two other companies at the same time as they are serving on the Audit Committee. Service on other boards and/or committees should be consistent with the Company’s conflict of interest policies.

Amendments to Our Charter

Amendments to our charter generally require the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. The affirmative vote of holders of shares entitled to cast at least two-thirds of votes entitled to be cast on a matter is required only to amend the provisions of our charter specifying the vote required to remove a director or to amend this voting requirement.

Stockholders’ Power to Amend Bylaws

Our Bylaws permit our stockholders to amend our Bylaws, without the concurrence of the Board, other than the provisions requiring indemnification of our directors and officers and the provisions governing amendments to the Bylaws, by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company, pursuant to a binding proposal submitted by a stockholder that satisfies the ownership and other eligibility requirements of Rule 14a-8 under the Exchange Act, for the periods and as of the dates specified therein, upon notice given in accordance with the Company’s Bylaws.

HUDSON PACIFIC PROPERTIES   |   25   |   2026 Proxy Statement

| Compensation of directors

Our Board has approved a compensation program for our non-employee directors, or the Director Compensation Program, which governed our 2025 non-employee director compensation. This program is intended to appropriately compensate our directors for the time and effort necessary to serve on the Board.

CHANGES TO THE DIRECTOR COMPENSATION PROGRAM

As part of the Company’s cost-reduction initiatives, the Board reduced annualized director compensation costs by approximately $780,000 in 2025 through:

	Reducing the size of the Board by two directors (and a third director in 2026);
	Reducing the aggregate annual director fees by $60,000 per paid director; and
	Reducing both the annual cash retainer and annual restricted stock unit (“RSU”) grant by $30,000 each.

Following these changes, approximately 70% of the annual board retainer is delivered in equity.

COMPONENTS OF DIRECTOR COMPENSATION

ANNUAL INDEPENDENT DIRECTOR COMPENSATION	ADDITIONAL ANNUAL CASH COMPENSATION
 Lead Independent Director – $35,000
	AUDIT COMMITTEE  Chair – $25,000  Member – $12,500 COMPENSATION COMMITTEE  Chair – $15,000  Member – $7,500	GOVERNANCE COMMITTEE  Chair – $12,500  Member – $7,500 SUSTAINABILITY COMMITTEE  Chair – $7,500  Member – $5,000

Independent Director Cash Compensation

We pay an annual cash retainer of $40,000 to each director, as well as an additional annual cash retainer of $35,000 to our Lead Independent Director. All cash retainers are paid quarterly in arrears and prorated based on the number of days that a member serves in the applicable capacity. We also reimburse Independent Directors for reasonable travel expenses incurred in connection with attendance at full Board and committee meetings.

Independent Director Equity Compensation

We grant an annual equity retainer in RSUs with a grant date fair value of $90,000 to each Independent Director who is elected at the annual meeting of stockholders. If an Independent Director is initially appointed other than at the annual meeting, their award is prorated. RSUs vest in three equal installments on the anniversary of the grant date, subject to continued service.

In accordance with our 2010 Plan, the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year is $500,000.

HUDSON PACIFIC PROPERTIES   |   26   |   2026 Proxy Statement

COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION TABLE

The following table provides additional detail regarding the 2025 compensation of our non-employee directors:

		STOCK
	FEE PAID IN CASH	AWARDS		TOTAL
NAME(1)	($)(2)	($)(3)		($)
Theodore R. Antenucci	91,978	90,000		181,978
Ebs Burnough(4)	112,144	90,000		202,144
Jonathan M. Glaser(5)	69,478	90,000		159,478
Robert L. Harris II(6)	77,500	90,000		167,500
Mark D. Linehan(7)	76,467	90,000		166,467
Christy Haubegger(4)	117,666	90,000		207,666
Andrea Wong	67,500	90,000		157,500
Michael Nash(8)	68,869	90,000		158,869
Barry A. Sholem	67,508	90,000		157,508
T. Ritson Ferguson(7)	2,853	61,890	(9)	64,743
Jon E. Bortz(5)	-	41,671	(9)	41,671
(1)	Mr. Coleman, our CEO, is not included in this table as he was an employee of the Company in 2025 and did not receive compensation for his services as a director. All compensation paid to Mr. Coleman for the services he provided to us in 2025 is reflected in the Summary Compensation Table.
(2)	Reflects cash retainer fees actually paid in 2025.
(3)	Each non-employee director serving on our Board on May 14, 2025, the date of our 2025 Annual Meeting of Stockholders, received a grant of RSUs valued at $90,000 on the grant date, with the number of shares determined by dividing $90,000 by the closing price of our common stock on the grant date. Each RSU award will vest, and the restrictions thereon will lapse, in three equal annual installments on each of the first three anniversaries of May 14, 2025, subject to continued service on our Board through the applicable vesting dates. Amounts reflect the full grant-date fair value of RSU awards granted in 2025 computed in accordance with ASC Topic 718, Compensation—Stock Compensation, or ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards made to directors in Notes 2 and 15 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 27, 2026. As of December 31, 2025, Messrs. Antenucci and Sholem, and Ms. Wong each held 9,762 RSUs, Mr. Harris held 9,069 RSUs, Mr. Nash held 8,715 RSUs, Mr. Ferguson held 2,997 RSUs, and Mr. Bortz held 2,932 RSUs.
(4)	Mr. Burnough and Ms. Haubegger each resigned from our Board, effective June 25, 2025.
(5)	Mr. Glaser resigned from our Board effective December 2, 2025. In connection with Mr. Glaser’s resignation, Mr. Bortz was appointed to our Board as his successor.
(6)	Mr. Harris was appointed as Lead Independent Director effective March 24, 2026.
(7)	Mr. Linehan resigned from our Board effective September 11, 2025. In connection with Mr. Linehan’s resignation, Mr. Ferguson was appointed to our Board as his successor.
(8)	Mr. Nash will not stand for re-election at the 2026 Annual Meeting.
(9)	Upon Messrs. Ferguson and Bortz joining the Board in September 2025 and December 2025, respectively, each received a grant of 2,997 RSUs (adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025) and 2,932 RSUs, respectively, representing a prorated portion of the annual RSU award granted to our non-employee directors on the date of our 2025 Annual Meeting.

Director stock Ownership Guidelines

We have stock ownership guidelines for our non-employee directors, which require them to hold a number of shares of Company stock having a market value equal to or greater than four times their annual cash retainer. Non-employee directors who are newly subject to the guidelines have until four years from the commencement of his or her election to the Board. Certain directors were below these thresholds at year-end 2025 due solely to stock price fluctuations (and not due to the transfer or disposition of shares of common stock).

HUDSON PACIFIC PROPERTIES   |   27   |   2026 Proxy Statement

| EXECUTIVE OFFICERS

Hudson Pacific Properties, Inc.’s executive officers are as follows:

AGE: 64 OFFICER SINCE: 2010 DIRECTOR SINCE: 2010

Victor J. Coleman

CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD


Has served as Chief Executive Officer and as Chairman of the Board since the Company’s IPO in 2010

Founder and former Managing Partner of Hudson Pacific’s predecessor, Hudson Capital

Serves on the boards of Ronald Reagan UCLA Medical Center, Fisher Center for Real Estate & Urban Economics, Young Presidents' Organization Gold Los Angeles, Los Angeles Sports & Entertainment Commission and ChampionLA, as well as Nareit’s Advisory Board of Governors

Member of the board of Kite Realty Group Trust; former board member of Douglas Emmett and other public companies

Recipient of the City of Hope Spirit of Life Award, Real Star of Hollywood Award, recognized as a Treasure of Los Angeles, and inducted into the NAIOP SoCal Hall of Fame

Holds an MBA from Golden Gate University and a BA in History from the University of California, Berkeley

AGE: 59 OFFICER SINCE: 2010

Mark T. Lammas

PRESIDENT AND TREASURER


Joined the Company’s predecessor, Hudson Capital, in 2009; previously served as Chief Financial Officer and Chief Operating Officer

Former Executive Vice President of Maguire Properties, overseeing capital markets transactions and institutional partnerships

Previously served as General Counsel of Maguire Properties and later held additional senior executive roles following its 2003 IPO

Former attorney at Cox, Castle & Nicholson LLP, specializing in real estate transactions and structuring

Member of the UC Berkeley Political Economy Advisory Board

Earned a JD from UC Berkeley School of Law (Prosser Award in Land Use Law) and a BA in Political Economy from UC Berkeley (summa cum laude, Phi Beta Kappa)

HUDSON PACIFIC PROPERTIES   |   28   |   2026 Proxy Statement

AGE: 51 OFFICER SINCE: 2010

Harout K. Diramerian

CHIEF FINANCIAL OFFICER


Previously served as Chief Accounting Officer

Responsible for finance and accounting functions

Former Vice President of Finance and Analysis at Thomas Properties Group, focusing on forecasting and financial analysis

Prior experience with Nanas Stern Biers Neinstein & Co., Arthur Andersen, and KPMG

Holds a BA in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara

AGE: 59 OFFICER SINCE: 2011

Drew B. Gordon

CHIEF INVESTMENT OFFICER


Previously served as Executive Vice President for California Office Operations

Responsible for acquisitions and dispositions

Former Executive Vice President and Chief Investment Officer at Venture Corporation

Founder of Gordon Realty Investments

Held senior roles at ATC Partners, SKS Investments, and Hines

Serves on the board of City of Hope Real Estate Council; former board member of NAIOP San Francisco Bay Area and current Advisory Council member

Graduated with honors from the University of Western Ontario with a Bachelor of Arts in Urban Development

61 2010	      
AGE: 61 OFFICER SINCE: 2010

Arthur X. Suazo

EXECUTIVE VICE PRESIDENT, LEASING


Oversees leasing activities for the Company’s office portfolio

Former Director of Brokerage Services at Cushman & Wakefield

Previously served as Senior Portfolio Leasing Manager at Arden Realty and worked in Corporate Services at Julien J. Studley, Inc.

Member of the Los Angeles Commercial Real Estate Association and the International Council of Shopping Centers

Former board member of CareAmerica Federal Credit Union and the Collegiate Search Youth Foundation

Earned a BA in Business and Healthcare Management from California State University, Northridge

HUDSON PACIFIC PROPERTIES   |   29   |   2026 Proxy Statement

AGE: 50 OFFICER SINCE: 2017

Andrew L. Wattula

CHIEF OPERATING OFFICER


Oversees operations across the Company’s office portfolio

Former Senior Vice President at Beacon Capital Partners, overseeing asset management, operations, acquisitions, and development

Prior experience includes roles at Hines

Served as a Naval Flight Officer in the U.S. Navy

Holds a BA in Psychology from Vanderbilt University and an MBA from Harvard Business School

AGE: 48 OFFICER SINCE: 2010

Kay L. Tidwell

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, CHIEF RISK OFFICER AND SECRETARY


Oversees corporate legal matters, governance, SEC and NYSE compliance, insurance, litigation, and outside counsel

Former attorney at Latham & Watkins LLP, including work on Hudson Pacific’s IPO

International legal experience including Deutsche Bank and advisory role to the German Federal Ministry of Justice

Board member of RF Industries, Ltd.

Board member of Elemental Music and member of the Women’s Leadership Council of Los Angeles; former Chair of the Nareit Corporate Governance Council

Holds a BA in English from Yale College (magna cum laude) and a JD from Yale Law School

AGE: 58 OFFICER SINCE: 2010

Dale Shimoda

EXECUTIVE VICE PRESIDENT, FINANCE


Served as a consultant to the Company’s predecessor, Hudson Capital

Oversees tax, compliance, and regulatory matters

Previously Vice President of Acquisitions at Arden Realty

Prior experience includes capital transactions at Yarmouth Group and consulting roles at Ernst & Young and Robert Charles Lesser & Co.

Holds a BS from the University of California, Berkeley, Haas School of Business

HUDSON PACIFIC PROPERTIES   |   30   |   2026 Proxy Statement

| PROPOSAL NO. 2 –

  ADVISORY APPROVAL OF EXECUTIVE
  COMPENSATION (“SAY-ON-PAY VOTE”)

We have always believed that our executive compensation program emphasizes pay-for-performance and aligns our executives’ interests with those of our stockholders. A significant portion of our executives’ cash compensation is variable, at risk and tied to the short-term success of the Company. In addition, our long-term equity award program has been and continues to be a substantial component of our executive compensation program, and time-vesting and multi-year performance awards motivate our executives to lead the Company to achieve long-term financial goals that are expected to result in increased stockholder value.

We believe that our executive compensation program is designed to enable us to attract, motivate and retain executive talent who are critical to our success. In addition, our executive compensation program is intended to link significant components of our program to the achievement of corporate and individual performance objectives in order to focus our executives’ efforts on building stockholder value, thereby aligning their interests with those of our stockholders.

We encourage our stockholders to review the “Compensation Discussion & Analysis” section as well as tabular and other disclosures in this Proxy Statement for more information.

Required Vote

Pursuant to Section 14A(a)(1) of the Exchange Act, this resolution allows stockholders to cast an advisory, non-binding vote to approve the compensation of our NEOs as disclosed in this Proxy Statement. Although the vote is not binding, the Compensation Committee, which oversees our executive compensation program, values stockholder feedback and will consider the results in future compensation decisions.

Approval requires the affirmative vote of a majority of the votes cast (assuming a quorum is present). Abstentions and broker non-votes will not affect the outcome, as they are not considered votes cast, though they count toward establishing a quorum. Unless otherwise directed, properly executed and unrevoked proxies will be voted “for” Proposal 2.

Board Recommendation

“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve, on an advisory basis, the 2025 compensation of Hudson Pacific Properties, Inc.’s Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Hudson Pacific Properties, Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders.”

 FOR

The Board unanimously recommends a vote “FOR” the advisory approval of the compensation of our NEOs for the fiscal year ended December 31, 2025, as more fully disclosed in this Proxy Statement.

HUDSON PACIFIC PROPERTIES   |   31   |   2026 Proxy Statement

| LETTER FROM OUR COMPENSATION COMMITTEE

DEAR FELLOW STOCKHOLDERS,

As members of the Compensation Committee, we oversee the design and administration of the executive compensation program that supports Hudson Pacific Properties’ corporate strategy, attracts and retains talented leaders, and aligns pay outcomes with stockholder interests. A key part of our role is considering feedback from our stockholders.

Following the outcome of our 2025 say on pay vote, the Compensation Committee significantly expanded its stockholder outreach efforts to better understand investor perspectives regarding the Company’s executive compensation program. We carefully considered this feedback, and the actions below reflect our commitment to responsiveness, simplicity and disciplined compensation governance:

	Eliminating front-loaded equity awards structure for 2026, returning to a more traditional annual equity framework
	Voluntary forfeiture of 2024 performance-based equity awards by our CEO, President and CFO, with no replacement awards granted
	No equity awards in 2025 for our CEO, President and CFO
	Reducing compensation levels, including funding 2025 bonuses below target and significantly reducing 2026 target compensation
	Enhancing disclosure to provide clearer insight into how compensation is structured and realized over time

The following Compensation Discussion and Analysis explains our 2025 executive compensation decisions, including what we pay and why. Our program emphasizes transparent, performance-based pay with a strong focus on long-term results. A significant portion of compensation is equity-based, aligning realized pay with stockholder outcomes. The Compensation Committee believes this approach supports accountability, prudent risk management, sustained performance, and executive retention.

We remain committed to ongoing stockholder engagement and will continue to evaluate and refine our compensation program in response to feedback and evolving executive compensation best practices.

Sincerely,

Robert L. Harris II Lead Independent Director and Committee Chair	Theodore R. Antenucci Independent Director	Jon Bortz Independent Director

HUDSON PACIFIC PROPERTIES   |   32   |   2026 Proxy Statement

| COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (“CD&A”) describes Hudson Pacific Properties’ 2025 executive compensation program for the named executive officers (“NEOs”) listed below. Although Mark Lammas is not considered an NEO for 2025 under SEC rules (solely due to the absence of an equity award, which was forfeited in 2025), we have included his compensation information to provide a more complete understanding of our executive compensation program. Unless otherwise noted, references to “NEOs” in this proxy statement include the following individuals:

NAME	AGE	POSITION
Victor J. Coleman	64	Chief Executive Officer and Chairman of the Board
Mark T. Lammas	59	President and Treasurer
Harout K. Diramerian	51	Chief Financial Officer
Arthur X. Suazo	61	Executive Vice President, Leasing
Drew B. Gordon	59	Chief Investment Officer
Andrew L. Wattula	50	Chief Operating Officer

HUDSON PACIFIC PROPERTIES   |   33   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPANY PERFORMANCE: A YEAR OF FOCUSED ACTION

2025 marked a pivotal year as we strengthened our capital structure, improved efficiency, and positioned the Company to benefit from a recovering office and studio market. These actions reflect our commitment to disciplined capital allocation, strong execution, and stockholder alignment, while advancing priorities that support near- and long-term value creation.

Strong Leasing Execution

We signed over 2.2 million square feet of office leases in 2025, representing our strongest leasing performance since 2019 and reflecting our focused efforts to drive new activity and existing tenant engagement. As a result, we achieved positive net absorption in both the third and fourth quarters as our in-service office occupancy increased 120 basis points between 2Q and 4Q25. Lease economics showed signs of improvement with full-year GAAP and cash rent spreads improving year-over-year by 370 and 230 basis points, respectively, and our trailing 12-month average lease term extending to 6.8 years as of fourth quarter 2025. Our leasing pipeline reached 2.3 million square feet by year-end, while aggregate square feet of tours at our properties increased 40% year-over-year.

Streamlined Studio Business

In 2025, the Company took multiple steps to optimize performance of its studio business in alignment with recalibrating production levels. Quixote, our production services business, implemented $25.0 million of annualized cost savings, including ceasing operations in the secondary U.S. production markets of New Orleans, Louisiana and Albuquerque, New Mexico. Production activity continues to concentrate in well-located, premium facilities, which contributed to leasing momentum within our owned studio properties. At year-end, stages in our Hollywood, California studios were 86.2% leased on a trailing 12-month basis (up 940 basis points year-over-year). We also delivered our Sunset Pier 94 Studios development in Manhattan, New York on time and under budget with stages fully leased within the first quarter of operations.

Enhanced Operational Efficiency

In 2025, we undertook a series of initiatives designed to streamline operations and improve efficiency, many of which specifically addressed the high priority of reducing G&A expense. These included the voluntary forfeiture of front-loaded performance unit awards by our top three NEOs, reduction in our board size and related fees paid, and changes to our executive compensation program to further align with strategic priorities. Collectively, these actions resulted in $20.8 million(1) in total G&A savings in 2025, with additional savings expected in future periods.

Fortified Balance Sheet

We executed over $2.0 billion of capital transactions and $328.0 million of asset sales to improve financial flexibility, resulting in a 22% reduction in net debt and near doubling of total liquidity to $933.7 million at year-end. Highlights included a transformative $690.0 million equity capital raise, including a $300.0 million cornerstone investment from Cohen & Steers; a $475.0 million CMBS financing of a portfolio of six office properties with a portion of net proceeds used to fully repay $465.0 million of private placement notes; and the amendment and extension of our revolving credit facility with total capacity of $795.3 million through year-end 2026 and $462 million through year-end 2029.

(1)	$20.8 million comprised of executive forfeiture of performance unit awards ($14.3 million) and $6.5 million year-over-year improvement in reported full-year G&A.

HUDSON PACIFIC PROPERTIES   |   34   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 SAY-ON-PAY OUTCOME AND OUR RESPONSE

At our 2025 Annual Meeting, our say-on-pay proposal received approximately 35% support. We took this result seriously and engaged directly with stockholders to understand their concerns. The Compensation Committee believes the actions taken in 2025 and the redesigned 2026 program simplify our compensation structure, strengthen alignment with stockholder interests, and reinforce a disciplined pay-for-performance philosophy. We remain committed to ongoing stockholder engagement and continuous improvement of our compensation program.

STOCKHOLDER CONCERN	ACTIONS TAKEN	IMPACT
Magnitude of Reported Compensation Investors expressed concern regarding the level of reported compensation, particularly in light of Company performance and market conditions

Voluntary forfeiture of 2024 performance-based equity awards by CEO, President and CFO

Funded 2025 bonuses at 20% below target levels

Actions resulted in reduced actual 2025 bonus payouts by 36% compared to 2024

Redesigned 2026 plan, reducing CEO target compensation by 38%, and reduced target long-term incentive award values for all NEOs


Meaningful reduction in both target and realized compensation levels

Reinforced alignment between pay outcomes and Company performance

Demonstrated responsiveness to stockholder concerns regarding pay magnitude

Use of Front-Loaded Equity Awards Investors indicated the structure and disclosure of front-loaded awards were difficult to understand and expressed a preference for annual awards	 Eliminated front-loaded equity award structure for 2026  Adopted a simplified annual equity grant approach beginning in 2026  Redesigned long-term incentive program with clear TSR-based metrics	 Significantly improved transparency and understandability of the program  Enhanced investor confidence in compensation design
Pay-for-Performance Alignment Stockholders emphasized the importance of strong linkage between pay outcomes and Company performance, including downside risk

Reduced bonus payouts to reflect stock price performance

Implemented new framework for 2026 with increased emphasis on performance-based equity tied to absolute and relative TSR

2026 framework also reduces maximum payout opportunities to 150% of target

Maintained multi-year vesting and post-vest holding requirements (consistent with prior years)
 Greater proportion of compensation at risk  Stronger alignment between realized pay and stockholder returns  Reinforced long-term focus of the program
Cost Discipline and G&A Reduction Investors highlighted the importance of prudent cost management, including executive compensation

Implemented compensation-related cost reductions as part of broader G&A initiatives

Eliminated personal use of Company-sponsored aircraft arrangements

Reduced Board size and director compensation

Forfeiture of performance-based awards contributed to cost savings
 $20.8M in total G&A savings in 2025  Demonstrated commitment to cost discipline across the organization  Aligned executive compensation actions with broader Company cost initiatives
Transparency and Disclosure Investors requested clearer disclosure of how compensation is structured and how outcomes are realized over time

Enhanced CD&A disclosure, including new sections on compensation perspectives and pay-for-performance alignment

Provided forward-looking disclosure of 2026 compensation program

Clarified differences between reported and realizable compensation
 Improved clarity and transparency for investors  Enabled better understanding of compensation outcomes and program design

HUDSON PACIFIC PROPERTIES   |   35   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

2025 was a year of meaningful transition and deliberate action to stabilize the Company for future growth. In response to stockholder feedback following our 2025 say-on-pay vote, the Compensation Committee took significant actions to reduce compensation, simplify program design in 2026 and strengthen alignment with Company performance and stockholder outcomes.

2025: Decisive Actions to Reduce Compensation and Align with Stockholders

	No Equity Grants for CEO, President and CFO Consistent with the design of the 2024 front-loaded awards, no equity was granted in 2025 to our CEO, President or CFO
	Voluntary Forfeiture of Performance-Based Awards The CEO, President and CFO voluntarily forfeited 2024 performance-based equity awards, with no replacement awards granted
	Meaningful Reduction in Bonus Payouts 2025 bonuses were funded below target, resulting in a 36% decrease compared to 2024
	No Increases to Base Salary or Target Bonus Opportunities Compensation levels remained unchanged, consistent with a disciplined approach to cost management
	Compensation Outcomes Aligned with Performance Pay outcomes were significantly reduced to reflect Company performance and stockholder experience

2026: Simplified and Redesigned Compensation Program

	Eliminated Front-Loaded Equity Structure

Commitment to discontinue front-loaded awards and return to annual equity grants

	New TSR-Based Long-Term Incentive Plan

Simplified structure with 50% performance-based and 50% time-based equity, tied to absolute and relative TSR over a three-year period

	More Rigorous Performance Requirements

Maximum payouts require 15% annual TSR growth and 75th percentile relative TSR performance, exceeding typical REIT market practices

	Reduced Maximum Payout Opportunity Performance-based equity capped at 150% of target (down from 200%–250% under prior programs)
	Extended Alignment with Stockholders

Equity awards subject to multi-year vesting and post-vest holding requirements, resulting in up to six years of alignment

	Return to Formulaic Bonus Program Reintroduction of objective, performance-based cash incentive metrics
	Significant Reductions in Target Compensation 2026 target compensation was meaningfully reduced, including a 38% reduction for our CEO
	No Increases to Base Salary or Target Bonus Opportunities

Maintaining flat compensation levels since 2022

HUDSON PACIFIC PROPERTIES   |   36   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Perspectives

To provide additional context on our executive compensation program, we present the CEO’s compensation from three perspectives: target, realizable, and reported (as required by SEC rules). These perspectives are intended to supplement, not replace, the Summary Compensation Table and to help illustrate how compensation outcomes vary based on performance and stock price.

Over the past two years, the realizable compensation for our CEO has been significantly below target, primarily due to stock price performance and the forfeiture of performance-based awards.

YEAR	TARGET COMPENSATION	REALIZABLE COMPENSATION	REPORTED COMPENSATION
2024	$10,750,000	$3,706,767 (34% of Target)	$24,801,634
2025	$10,750,000	$2,883,112 (27% of Target)	$2,766,883

Understanding the Different Perspectives

COMPENSATION PERSPECTIVE	WHAT IT REPRESENTS	HOW IT IS USED
Target Compensation

Intended compensation opportunity at the beginning of the year


Base Salary

Target Cash Bonus

Long-Term Incentives: Intended target value of time-based and performance-based equity awards, including the annualized value of the 2024 front-loaded equity awards over two years ($8M in each 2024 and 2025)
Useful for comparing compensation opportunities across companies, irrespective of performance
Realizable Compensation

Current value of compensation based on actual bonus outcomes and stock price


Base Salary

Actual Cash Bonus Earned

Long-Term Incentives: Realizable value of time-based and performance-based equity awards granted in each year, based on the current stock price, with 2024 front-loaded awards annualized over the two-year period and adjusted to reflect the voluntary forfeiture of performance-based awards (based on a March 13, 2026 stock price of $6.50)
Best method to illustrate the pay-for-performance alignment of our program
Reported Compensation (Summary Compensation Table)

Compensation as calculated under SEC rules, which may differ significantly from value ultimately realized


Base Salary

Actual Cash Bonus Earned

Long-Term Incentives: Grant date fair value of the time-based and performance-based equity awards granted during each year, calculated under SEC rules in which the front-loaded awards were only reportable as 2024 compensation
Required for SEC disclosure and standardized reporting

HUDSON PACIFIC PROPERTIES   |   37   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Why These Perspectives Matter

A significant portion of our CEO’s compensation is equity-based, tied to long-term performance, subject to multi-year vesting and holding requirements, and dependent on stock price performance. As a result, actual and realizable pay may differ materially from the reported compensation disclosed in the Summary Compensation Table. The Compensation Committee believes this structure reinforces strong alignment between our executive compensation program and long-term stockholder value.

Pay-for-Performance Alignment

A core principle of our executive compensation program is that pay outcomes should vary with Company performance and stockholder returns. The Compensation Committee believes these outcomes demonstrate that our program operates as intended, with pay outcomes aligned with Company performance and stockholder experience.

CEO TARGET VS. REALIZABLE COMPENSATION 2024 & 2025


Stock awards carry a 2–3 year post-vesting hold, creating a 5–8 year total alignment period from grant

CEO realizable pay reduced by >$7.0M annually over the past two years (~$15.0M total in 2024 and 2025) due to alignment and performance

Target LTI reduced to $3.9M in 2026, down from $8.0M annualized in 2024 and 2025

HUDSON PACIFIC PROPERTIES   |   38   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Process

Key Features of Our Executive Compensation Program

Our executive compensation program is designed to align pay with performance, support long-term stockholder value creation and attract and retain highly qualified executives. In making compensation decisions, the Compensation Committee considers Company performance, market data from our peer group, stockholder feedback and other relevant factors, and exercises independent judgment in determining executive compensation.

How We Determine Executive Compensation

COMPENSATION COMMITTEE	COMPENSATION CONSULTANT: FERGUSON PARTNERS CONSULTING	HPP MANAGEMENT

Reviews and approves all executive compensation decisions for the most senior executives

Evaluates Company performance, individual performance and stockholder feedback in determining outcomes

Oversees design of the compensation program to ensure alignment with stockholder interests

Exercises independent judgment in all compensation matters


Advises the Committee on compensation design, governance practices and industry trends

Provides independent market data and peer group benchmarking analysis

Supports the Compensation Committee in evaluating the competitiveness and structure of executive compensation

Reports directly to the Compensation Committee and does not provide other services to the Company


CEO provides input on individual performance for other NEOs and results against key non-financial business goals

Assists in evaluating Company performance against key operational and strategic objectives

Provides information and recommendations as requested by the Committee

HUDSON PACIFIC PROPERTIES   |   39   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Peer Group

The Compensation Committee reviews the Company’s executive compensation peer group annually to ensure it remains appropriate based on size, business mix and market comparability. For 2025, with the assistance of its independent compensation consultant, Ferguson Partners Consulting (FPC), the Compensation Committee applied an objective selection framework focused on internally-managed office REITs and diversified REITs with meaningful office exposure. The Committee excluded companies that were significantly larger, undergoing strategic transactions or had business models that were not comparable to the Company. The resulting peer group remained generally consistent with prior years, with the addition of COPT Defense Properties, Inc. and the removal of Paramount Group following its acquisition. Peer group data is used as one input in the Compensation Committee’s decision-making process. The Committee considers this data alongside Company performance, individual performance and other relevant factors, and does not rely on a formulaic approach to determine executive compensation.

2025 PEER GROUP
 Brandywine Realty Trust (BDN)  Cousins Properties Incorporate (CUZ)  COPT Defense Properties (CDP)  Douglas Emmett, Inc. (DEI)  Empire State Realty Trust, Inc. (ESRT)  Highwoods Properties, Inc. (HIW)	 JBG SMITH Properties (JBGS)  Kilroy Realty Corporation (KRC)  Piedmont Office Realty Trust (PDM)  SL Green Realty Corp. (SLG)  Vornado Realty Trust (VNO)

HUDSON PACIFIC PROPERTIES   |   40   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

KEY Elements of Executive Officer Compensation

Our executive compensation program consists of three primary elements: base salary, annual cash incentives and long-term equity incentives. Each element is designed to serve a distinct purpose while collectively aligning compensation with Company performance and long-term stockholder value.

COMPONENT	PURPOSE / KEY FEATURES	UPDATES ENACTED FOR 2026
Base Salary	 Fixed compensation to attract and retain executives with the appropriate experience and responsibilities  Reviewed periodically based on role, performance and market data	 No increases for 2026; base salaries have remained unchanged since 2022
Annual Cash Incentives

Variable compensation designed to motivate and reward the attainment of key performance goals across the company and individual accomplishments

Awards are established as a percentage of base salary and reviewed annually against our executive compensation peer group
 No increases to target opportunities for 2026; program returns to a formulaic structure aligned with Company objectives following the successful transitional year
Long-Term Incentives

Delivered through time-based and performance-based LTIP units

Performance unit awards are earned based on achievement of long-term performance goals; to the extent units are earned and vested, they are further subject to an additional 2-year post-vest holding period

Time-based unit awards encourage retention by vesting ratably over the service period, subject to an additional 3-year post-vest holding period such that the minimum alignment period is four years

Designed to align executives with long-term stockholder value through multi-year vesting and post-vest holding requirements
 Redesigned to simplify structure, reduce target grant date values for all NEOs and emphasize TSR-based performance metrics

Base Salary

Base salaries are approved and periodically reviewed by the Compensation Committee. We believe these salary levels provide appropriate levels of fixed compensation based on the background, qualifications and skill set of each executive.

2025 BASE SALARY
EXECUTIVE	($)
Victor J. Coleman	1,000,000
Mark T. Lammas	762,000
Harout Diramerian	473,000
Arthur X. Suazo	578,000
Drew B. Gordon	552,500
Andrew L. Wattula	505,000

No increases to 2026 base salaries. NEOs have not received an increase to their base salaries since 2022.

HUDSON PACIFIC PROPERTIES   |   41   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Compensation

2025 Cash Bonus Opportunities

Each executive’s annual cash bonus amount is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with total cash compensation dependent on Company and individual performance. For 2025, cash bonus opportunities at threshold, target and maximum for the NEOs remained unchanged from 2024 levels:

EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Victor J. Coleman	105%	175%	262.5%
Mark T. Lammas	78%	130%	195.0%
Harout Diramerian	69%	115%	172.5%
Arthur X. Suazo	69%	115%	172.5%
Drew B. Gordon	69%	115%	172.5%
Andrew L. Wattula	69%	115%	172.5%

No increase to 2025 cash bonus opportunities. No increase made to cash bonus opportunities for 2026.

HUDSON PACIFIC PROPERTIES   |   42   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 Cash Bonus Scorecard

For 2025, the Compensation Committee, with its independent consultant, evaluated an appropriate cash bonus structure during a transitional year for the Company. It was determined that (i) key priorities for this year were largely non-quantifiable, (ii) establishing threshold, target and maximum goals for office leasing and NOI would be difficult as we implemented strategic actions affecting our organization and financial structure, and (iii) funding above target should require substantial effort well beyond normal “stretch goals” given G&A reduction goals for the year.

Based on a comprehensive evaluation of other REIT bonus structures during transitional periods, a balanced framework for the cash bonus scorecard was adopted. The 2025 cash bonus framework was allocated 40% to portfolio operations, emphasizing leasing financial/portfolio performance, and 40% to strategic priorities directly tied to strengthening our capital structure and improving our financial position. The remaining 20% was based on individual performance and any other factors deemed appropriate by the Compensation Committee.

COMPANY GOALS	WEIGHTING	2025 PERFORMANCE
Portfolio Operations	40%

Achieved 2.2 million square feet of leasing, the strongest performance since 2019

Positive absorption in third and fourth quarters, with year-end in-service office portfolio 76.3% occupied (compared to 78.3% in 2024)

Year-end trailing 12-month in-service studio stages 69.1% leased, or 86.2% leased excluding Sunset Glenoaks Studios development (76.8% leased in 2024, excludes Sunset Glenoaks)

Same-store cash NOI of $347.2 million (compared to $390.9 million in 2024)

Strategic Priorities	40%

Year-end HPP’s share of debt, net/HPP’s share of undepreciated book value of 31.9% (compared to 38.4% in 2024)

$933.7 million of total liquidity (compared to $518.3 million in 2024)

$690.0 million equity capital raise, including $300.0 million cornerstone investment from Cohen & Steers

Completed asset sales generating $328.0 million of gross proceeds

G&A expense of $58.7 million, excluding one-time items (compared to $79.5 million in 2024)

$25.0 million of cost savings (annualized) at Quixote production services business

Individual Performance & Discretion	20%

Executed key strategic actions to strengthen capital structure

Implemented technical adjustments following reverse stock split to preserve alignment between LTIP units and common equity, without increasing value or dilution

Stock price performance below expectations

HUDSON PACIFIC PROPERTIES   |   43   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 Cash Bonus Payouts

Bonuses were funded at 80% of target (20% below target), resulting in a 36% decrease in actual bonus payouts compared to 2024. In determining payouts, the Compensation Committee evaluated the Company’s performance across its key priorities. The Committee recognized strong execution in certain areas, including achieving the Company’s highest leasing volume since 2019 and making meaningful progress on strategic initiatives to strengthen the balance sheet and liquidity. At the same time, the Committee considered overall financial performance and stock price results, which remained below expectations. As a result, the Committee exercised downward discretion to ensure that compensation outcomes appropriately reflected stockholder experience.

The Compensation Committee believes this outcome demonstrates the effectiveness of our pay-for-performance framework, with compensation outcomes aligned to both operational performance and stockholder returns.

The 2025 annual cash bonuses paid to our NEOs are as follows:

	2025 BONUS	2024 BONUS	% CHANGE
EXECUTIVE	($)	($)
Victor J. Coleman	1,400,000	2,187,501	‑36%
Mark T. Lammas	792,480	1,238,251	‑36%
Harout Diramerian	435,160	679,938	‑36%
Arthur X. Suazo	531,760	830,876	‑36%
Drew B. Gordon	508,300	794,220	‑36%
Andrew L. Wattula	464,600	N/A	N/A

Cash bonuses funded 20% below target, resulting in a 36% year-over-year decrease from 2024 bonuses.

Long-Term Equity Incentive Compensation

Long-term equity incentives are a key component of our executive compensation program and designed to align executive compensation with long-term stockholder value. Equity awards are delivered in the form of LTIP units and include both time-based and performance-based awards, which are subject to multi-year vesting and post-vest holding requirements.

2025 Equity Awards

Consistent with the design of the 2024 front-loaded awards, no equity grants were made in 2025 to the CEO, President or CFO.

For our other NEOs, our Compensation Committee continued to emphasize retention during a period of operational transition. Time-based LTIP unit awards were granted at levels consistent with 2024.

	2025 LTIP UNIT AWARDS	2024 LTIP UNIT AWARDS
	(GRANTED IN JANUARY 2025)	(GRANTED IN JANUARY 2024)
EXECUTIVE	($)(1)	($)
Arthur X. Suazo	1,125,000	1,125,000
Drew B. Gordon	940,000	940,000
Andrew L. Wattula	940,000	940,000

(1)	These awards vest over three years, subject to continued service, and are subject to an additional three-year post-vest holding period, reinforcing long-term alignment with stockholders. Amounts reflect dollar-denominated values of LTIP unit awards. The grant date fair values, computed in accordance with ASC 718, are $861,386, $719,724, and $719,724 for Messrs. Suazo, Gordon and Wattula, respectively.

HUDSON PACIFIC PROPERTIES   |   44   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Special Actions in 2025

Compensation Actions

As part of the Company’s broader efforts to strengthen its capital structure and reduce costs:

	The CEO, President and CFO voluntarily forfeited their 2024 performance-based equity awards, with no replacement awards granted
	The forfeiture resulted in approximately $14.3 million of G&A cost savings

Capital Structure Actions

In December 2025, the Company implemented a one-for-seven reverse stock split following its capital raise to support balance sheet stability.

	Outstanding RSU and LTIP unit awards were adjusted proportionally to reflect the reverse split
	These adjustments did not change the economic value of outstanding awards or result in additional dilution to stockholders

Equity Plan Adjustments

To maintain alignment between LTIP Units, Performance Units and common equity following the reverse split:

	The Board approved technical amendments to the operating partnership agreement
	These changes preserved the existing economic structure and one-for-one redemption feature of LTIP Units
	There were no changes to vesting, realizable value, or dilution to stockholders

These updates resulted in changes to certain accounting assumptions and a corresponding non-cash GAAP expense, with no impact to stockholder value.

2023 Performance Unit Program

The 2023 Performance Unit program completed its three-year performance period on December 31, 2025.

	Operational performance for the one-year performance period ending December 31, 2023 resulted in a payout of 68%
	This was reduced based on relative TSR performance equal to -7,380 bps achieved during the three-year performance period, resulting in a final payout of 40.8% of units granted

Earned units remain subject to a two-year post-vest holding requirement, reinforcing long-term alignment with stockholder interests.

HUDSON PACIFIC PROPERTIES   |   45   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2026 Compensation Framework

In response to stockholder feedback and following a comprehensive review of our executive compensation program, the Compensation Committee implemented a redesigned compensation framework for 2026 focused on simplicity, reduced compensation levels and stronger alignment with stockholder returns.

Key features of the 2026 program include:


Significantly reduced target long-term incentive (LTI) values for the CEO, President and CFO, reflecting a disciplined approach to compensation levels

No increases to base salaries or cash bonus opportunities for our NEOs

Return to a formulaic annual cash bonus scorecard based on objective performance criteria

Balanced LTI structure, with awards delivered through a mix of time-based and performance-based equity

Simplified performance-based equity design, with awards earned based on absolute and relative TSR over a three-year performance period

Reduced maximum payout opportunity for performance-based equity, capped at 150% of target (compared to 200% under the 2024 front-loaded awards and 250% under prior programs)

As part of this redesign, compensation opportunities were meaningfully reduced, particularly for our CEO:

[1]
CEO COMPENSATION REDUCTIONS
↓ 51% grant date value of long-term incentive award	↓ 38% compensation opportunity at target	↓ 46% total maximum potential compensation opportunity

The redesigned framework reflects three core objectives: (i) reducing compensation levels, (ii) simplifying program design, and (iii) strengthening pay-for-performance alignment.

HUDSON PACIFIC PROPERTIES   |   46   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

New 2026 LTIP Program for the CEO, President and CFO

The Compensation Committee approved a new long-term incentive program for 2026 designed to strengthen alignment with stockholder interests and emphasize long-term value creation. The program features a simplified structure and a balanced mix of time-based and performance-based equity awards.

In developing this program, the Compensation Committee reviewed market practices among comparable REITs and sought to adopt a balanced design that aligns with market practices while managing compensation expense and dilution.

The program is designed to provide a balanced mix of retention and performance-based incentives, with strong emphasis on long-term stockholder alignment. Key features of the 2026 long-term incentive program are summarized below:

VEHICLE	WEIGHTING	KEY FEATURES
Time-Based LTIP Units	50%	 Vest ratably over a three-year period  Vested units subject to a three-year post-vest holding period, resulting in a six-year total alignment period with stockholders
Performance-Based LTIP Units	50%

Earned based on absolute and relative TSR performance compared to the Nareit Office REIT Index

Absolute TSR (50%): Requires 15% compound annual growth to achieve maximum payout (above the REIT industry average of 12%)

Relative TSR (50%): Requires performance at the 75th percentile to achieve maximum payout

Maximum payout capped at 150% of target (compared to 200% or higher in many REIT programs)

Earned units vest at the end of a three-year performance period but are subject to a two-year post-vest holding period

The following table summarizes the performance metrics and payout structure for the 2026 performance-based LTIP Units:

METRIC	WEIGHTING	THERSHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (150% PAYOUT)
Relative TSR vs. Nareit Office Index	50%	25th Percentile	50th Percentile	75th Percentile
Absolute TSR (compound annualized growth rate)	50%	5%	10%	15%

If performance falls between the levels specified in the table above, the applicable portion of the Performance-Based LTIP Units to be earned will be determined by straight-line interpolation between the specified levels. If performance is below the threshold level, no units shall be earned.

The following table illustrates the reduction in target long-term incentive award values for our CEO, President and CFO as part of the 2026 compensation redesign:

	2026 TARGET LTIP VALUE	ANNUALIZED VALUE OF FRONT-LOADED 2024 LTIP UNIT AWARDS	% CHANGE
EXECUTIVE	($)	($)
Victor J. Coleman	$3,885,710	$8,000,000	‑51%
Mark T. Lammas	$1,780,940	$3,500,000	‑49%
Harout Diramerian	$604,248	$1,250,000	‑52%

HUDSON PACIFIC PROPERTIES   |   47   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION POLICIES AND PRACTICES

Risk Mitigation

Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk-taking. We believe that our annual cash bonus program and our equity-based compensation program (including the time-based equity awards and the Performance Units or other performance-based awards) contain appropriate risk mitigation factors, as summarized below:

PAY STRUCTURE CONTROLS	ALIGNMENT WITH STOCKHOLDERS	GOVERNANCE SAFEGUARDS
 Cap on incentive payouts  Multiple performance metrics  Payout range (no “all-or-nothing” outcomes)	 Balanced mix of short- and long-term incentives  2-3 year post-vesting holding period  Stock ownership guidelines	 Clawback policy  Anti-hedging and anti-pledging policy

Ownership Guidelines

We have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. A new NEO has from the later of (i) four years from the date of his or her promotion, (ii) two years from the date on which such executive became an NEO or (iii) in the case of a new employee, four years from his or her employment start date to achieve compliance. Our stock ownership guidelines are as follows:

EXECUTIVE	OWNERSHIP REQUIREMENT AS A MULTIPLE OF BASE SALARY
CEO	10x
NEOs	3x
All other executives	1x

Throughout the majority of 2025, our NEOs were in compliance with stock ownership guidelines. However, as of year-end 2025 certain NEOs were below threshold due solely to stock price fluctuations (and not due to the transfer or disposition of shares of common stock). All remain subject to retention requirements and are expected to return to compliance.

Clawback Policy

We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, and which can be recovered from time- vesting or performance-vesting equity compensation (in addition to other forms of compensation).

Anti-Hedging and Anti-Pledging Policy

The Board has established a policy that prohibits hedging and pledging by our officers, members of the Board and other employees. The policy prohibits any director, officer or other employee of the Company from trading in puts or calls or engaging in other hedging transactions involving the Company’s securities. Pledging the Company’s securities as collateral to secure loans is also prohibited. All of our executive officers, members of the Board and employees are in compliance with such policy.

HUDSON PACIFIC PROPERTIES   |   48   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Employee Benefits

Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, including medical, dental, prescription, disability, life insurance, employee assistance and other health benefits. We view these benefits as an important component of a competitive total rewards program.

Employees, including our NEOs, who satisfy eligibility requirements may participate in our 401(k) retirement savings plan. Eligible employees may contribute pre-tax and post-tax amounts up to appliable limits, and the Company matches a portion of the contributions. For 2025, the discretionary employer match for executive officers was 40% of participant contributions, up to 6% of eligible compensation.

We believe the 401(k) plan enhances the competitiveness of our compensation program and supports long-term financial planning for our employees.

Severance and Change in Control Benefits

As described in the “Summary of Potential Payments Upon Termination or Change in Control” section beginning on page 55, we have entered into employment agreements with our NEOs that provide for severance and change in control benefits, as well as other terms and conditions of employment. The treatment of outstanding equity-based awards upon a termination or change in control is governed by the applicable award agreements.

We believe these arrangements promote stability and continuity of leadership and help ensure that our executives remain focused on their responsibilities, including in the context of potential changes in employment or control.

Tax Considerations

Section 409A of the Internal Revenue Code

Section 409A of the Code governs the timing of deferral elections and payments for nonqualified deferred compensation. Failure to comply can result in accelerated taxation, penalties and interest for affected individuals. Accordingly, we design and administer our compensation and benefit arrangements to be either exempt from, or compliant with, Section 409A.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction for certain excess parachute payments made in connection with a change in control, and Section 4999 imposes a 20% excise tax on the recipient of such payments.

Parachute payments generally include compensation triggered by a change in control, such as severance, bonuses, certain benefits and accelerated vesting of equity awards. In evaluating compensation arrangements, the Compensation Committee considers the potential impact of Sections 280G and 4999. However, the Committee may approve arrangements that result in such tax consequences if it determines they are appropriate to attract and retain executive talent.

Accounting Standards

We account for equity-based compensation in accordance with ASC Topic 718, which requires the recognition of compensation expense based on the grant date fair value of awards. We recognize forfeitures as they occur. The Compensation Committee considers the accounting implications of significant compensation decisions and may adjust compensation programs as needed to align with our overall compensation philosophy.

HUDSON PACIFIC PROPERTIES   |   49   |   2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

Based on our review and discussions with management, we recommend that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

ROBERT L. HARRIS II Lead Independent Director and Committee Chair	THEODORE R. ANTENUCCI Independent Director	JON BORTZ Independent Director

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

HUDSON PACIFIC PROPERTIES   |   50   |   2026 Proxy Statement

| EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE – 2023, 2024 AND 2025

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2023, December 31, 2024 and December 31, 2025.

						NON-EQUITY
						INCENTIVE
				STOCK		PLAN	ALL OTHER
NAME AND PRINCIPAL		SALARY	BONUS	AWARDS		COMPENSATION	COMPENSATION	TOTAL
POSITION (2025)	YEAR	($)	($)(1)	($)(2)		($)(3)	($)(4)	($)
Victor J. Coleman	2025	1,000,000	1,400,000	356,326		-	10,557	2,766,883
Chief Executive Officer and	2024	1,000,000	350,000	21,567,422	(5)	1,837,501	46,711	24,801,634
Chairman of the Board	2023	1,000,000	192,500	6,192,162		743,750	241,267	8,369,679
Mark T. Lammas	2025	762,000	792,480	160,885		-	10,557	1,725,922
President and Treasurer	2024	762,000	198,120	9,435,745	(5)	1,040,131	11,579	11,447,575
	2023	762,000	108,966	2,829,428		421,005	9,646	4,131,045
Harout Diramerian	2025	473,000	435,160	55,271		-	10,557	973,988
Chief Financial Officer	2024	473,000	108,790	3,369,910	(5)	571,148	11,552	4,534,400
	2023	473,000	89,752	966,739		346,768	9,646	1,885,905
Arthur X. Suazo	2025	578,000	531,760	901,903		-	10,557	2,022,220
Executive Vice President,	2024	578,000	132,940	892,985		697,936	11,579	2,313,440
Leasing Executive	2023	578,000	146,234	758,734		564,995	9,646	2,057,609
Drew Gordon	2025	552,500	508,300	753,308		-	10,557	1,824,665
Chief Investment Officer	2024	552,500	127,075	746,139		667,145	11,579	2,104,438
Andrew L. Wattula	2025	505,500	464,600	748,259		-	10,557	1,728,916
Chief Operating Officer
(1)	Amounts represent discretionary bonuses paid to our NEOs under our 2025 cash bonus program in respect of the Compensation Committee’s assessment of individual and corporate performance during the applicable fiscal year.
(2)	Amounts for 2025 reflect the full grant-date fair value of LTIP Unit awards and the increase in the incremental fair value of existing LTIP Units due to the amendments to the operating partnership agreement effected in December 2025. The resulting incremental value disclosed herein reflects on the accounting-driven reclassification and does not reflect any incremental economic benefit, realizable value, or additional award opportunity to the applicable recipients. See “Long-Term Equity Incentive Compensation—Special Actions in 2025” for additional information.
(3)	The amounts shown represent the non-discretionary bonuses earned in the applicable year under our cash bonus program.
(4)	Amounts for all NEOs represent $9,200 for the Company’s 401(k) match, $684 for life insurance premiums, $193 in short-term disability premiums and $480 for long-term disability premiums.
(5)	The voluntary forfeiture of the 2024 performance-based equity awards by Messrs. Coleman, Lammas, and Diramerian eliminated over 65% of the 2024 stock award value shown for each of those individuals in the table above. The forfeited awards had a combined grant-date fair value of $22,353,048, based on the values calculated in accordance with ASC Topic 718. Adjusted for that forfeiture, the grant-date fair value for the 2024 stock awards to Messrs. Coleman, Lammas, and Diramerian are $7,541,980, $3,299,614, and $1,178,435, respectively, which were granted on the basis that no equity awards be granted to Messrs. Coleman, Lammas, and Diramerian in 2025.

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS IN 2025

The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2025.

			ESTIMATED POSSIBLE PAYOUTS			ESTIMATED FUTURE PAYOUTS
			UNDER NON-EQUITY INCENTIVE PLAN			UNDER EQUITY INCENTIVE PLAN
			AWARDS(1)			AWARDS
									ALL OTHER	GRANT
									STOCK	DATE FAIR
									AWARDS:	VALUE OF
									NUMBER OF	STOCK
	GRANT		THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	SHARES	AWARDS
NAME	DATE		($)	($)	($)	(#)	(#)	(#)	OF STOCK	($)
Victor J. Coleman			$—	$—	$—	—	—	—	—	—
			—	—	—	—	—	—	—	356,326	(1)
Mark T. Lammas			—	—	—	—	—	—	—	—
			—	—	—	—	—	—	—	160,885	(1)
Harout Diramerian			—	—	—	—	—	—	—	—
			—	—	—	—	—	—	—	55,271	(1)
Arthur X. Suazo			—	—	—	—	—	—	—	—
	1/1/2025	(2)	—	—	—	—	—	—	53,041	861,386	(3)
			—	—	—	—	—	—	—	40,517	(1)
Drew Gordon			—	—	—	—	—	—	—	—
	1/1/2025	(2)	—	—	—	—	—	—	44,318	719,724
			—	—	—	—	—	—	—	33,583	(1)
Andrew L. Wattula			—	—	—	—	—	—	—	—
	1/1/2025	(2)	—	—	—	—	—	—	44,318	719,724	(3)
			—	—	—	—	—	—	—	28,534	(1)
(1)	Reflects the incremental increase in fair value of certain LTIP Units held by our NEOs stemming from technical amendments to the operating partnership agreement effected in December 2025 as required under ASC 718. The resulting incremental fair value increase reflects only adjustments to certain accounting assumptions and corresponding non-cash GAAP expense, with no changes to the existing economic structure, vesting, redemption rights, or realizable value for such units. See "Special Actions in 2025—Equity Plan Adjustments" for additional information.
(2)	The Compensation Committee approved LTIP Unit awards for Messrs. Suazo, Gordon, and Wattula, effective January 1, 2025. These awards vest in three equal, annual installments on each of January 1, 2026, January 1, 2027, and January 1, 2028, subject to continued service with us through the applicable vesting date. Awards are further subject to accelerated vesting upon certain terminations as described in the section entitled “Potential Payments Upon Termination or Change in Control.” The number of LTIP units reflected in the table gives effect to the one-for-seven reverse stock split implemented in December 2025.
(3)	Amounts reflect the full grant date fair value of LTIP Unit awards granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to executive officers in 2025 in Notes 2 and 15 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 27, 2026. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table summarizes the number of shares of common stock and operating partnership units underlying outstanding equity incentive plan awards for each NEO as of December 31, 2025. The number of shares and operating partnership units reflected in the following table gives effect to the one-for-seven reverse stock split implemented in December 2025.

						EQUITY INCENTIVE PLAN
					EQUITY INCENTIVE	AWARDS: MARKET OR
	NUMBER OF				PLAN AWARDS:	PAYOUT VALUE OF
	SHARES OF		MARKET VALUE OF		NUMBER OF	UNEARNED SHARES,
	STOCK		SHARES OF STOCK		UNEARNED SHARES,	UNITS OR OTHER RIGHTS
	THAT HAVE NOT		THAT HAVE NOT		UNITS OR OTHER	THAT HAVE NOT
	VESTED		VESTED		RIGHTS THAT HAVE NOT VESTED	VESTED
NAME	(#)		($)		(#)	($)
Victor J. Coleman	19,576	(1)	$212,008	(2)	—	—
	116,321	(3)	1,259,756	(2)	—	—
Mark T. Lammas	8,565	(1)	$92,759	(2)	—	—
	50,891	(3)	551,150	(2)	—	—
Harout Diramerian	3,060	(1)	$33,140	(2)	—	—
	18,176	(3)	196,846	(2)	—	—
Arthur X. Suazo	3,060	(1)	$33,140	(2)	—	—
	11,508	(3)	124,632	(2)	—	—
	53,041	(4)	574,434	(2)	—	—
Drew Gordon	2,154	(1)	$23,328	(2)	—	—
	9,615	(3)	104,130	(2)	—	—
	44,318	(4)	479,964	(2)	—	—
Andrew L. Wattula	2,154	(1)	$23,328	(2)	—	—
	9,615	(3)	104,130	(2)	—	—
	44,318	(4)	479,964	(2)	—	—
(1)	Consists of awards of LTIP Units granted on January 1, 2023, which vested in three substantially equal installments on each of January 1, 2024, 2025 and 2026, subject to continued service with us through the applicable vesting dates.
(2)	The market value of shares of LTIP Units that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2025 ($10.83) by the number of unvested units outstanding under the award.
(3)	Consists of awards of LTIP Units granted on January 1, 2024. For Messrs. Coleman, Lammas and Diramerian, awards vest in five equal, annual installments on each of January 1, 2025, January 1, 2026, January 1, 2027, January 1, 2028 and January 1, 2029, subject to continued service with us through the applicable vesting dates. For Messrs. Suazo, Gordon and Wattula, awards vest in three equal, annual installments on each of January 1, 2025, January 1, 2026 and January 1, 2027, subject to continued service with us through the applicable vesting dates.
(4)	Consists of awards of LTIP Units granted on January 1, 2025, which vest in three substantially equal installments on each of January 1, 2026, 2027 and 2028, subject to continued service with us through the applicable vesting dates.

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EXECUTIVE COMPENSATION TABLES

2025 OPTION EXERCISES AND STOCK VESTED

The following table summarizes vesting of stock applicable to our NEOs during the year December 31, 2025. None of the NEOs held any options during 2025.

	NUMBER OF SHARES	VALUE REALIZED
	ACQUIRED ON VESTING	ON VESTING
NAME	(#)	($)(1)
Victor J. Coleman	64,801	$1,363,128
Mark T. Lammas	28,349	596,338
Harout Diramerian	10,107	212,943
Arthur X. Suazo	10,830	228,292
Drew Gordon	8,912	187,658
Andrew L. Wattula	8,860	186,591
(1)	Amounts shown are calculated by multiplying the fair market value of our common stock on the applicable vesting date by the number of LTIP Units that vested on such date.

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EXECUTIVE COMPENSATION TABLES

Summary of Potential Payments Upon Termination or Change in Control

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2010 Plan.

										TERMINATION
										WITHOUT
						TERMINATION				CAUSE OR
						WITHOUT				FOR GOOD
						CAUSE OR				REASON IN
						FOR GOOD				CONNECTION
						REASON (NO		CHANGE IN		WITH A
						CHANGE IN		CONTROL (NO		CHANGE IN
	BENEFIT	DEATH		DISABILITY		CONTROL)		TERMINATION)		CONTROL
NAME		($)		($)		($)		($)(1)		($)(1)
Victor J. Coleman	Cash Severance(2)	3,030,001		3,030,001		9,090,003		—		13,090,003
	Continued Health	19,882		19,882		59,645		—		59,645
	Equity Acceleration	1,471,764	(4)	1,471,764	(4)	1,471,764	(4)	1,471,764	(5)	1,471,764	(4)
	Life Insurance(5)	750,000		—		—		—		—
	Total	5,271,647		4,521,647		10,621,412		1,471,764		14,621,412
Mark T. Lammas	Cash Severance(2)	—		—		3,822,194		—		7,483,291
	Continued Health	—		—		42,616		—		42,616
	Equity Acceleration	643,909	(4)	643,909	(4)	643,909	(4)	—	(5)	643,909	(4)
	Life Insurance(5)	750,000		—		—		—		—
	Total	1,393,909		643,909		4,508,719		—		8,169,816
Harout Diramerian	Cash Severance(2)	—		—		1,103,983		—		2,832,966
	Continued Health	—		—		38,862		—		38,862
	Equity Acceleration	229,986	(4)	229,986	(4)	229,986	(4)	229,986	(5)	229,986	(4)
	Life Insurance(5)	750,000		—		—		—		—
	Total	979,986		229,986		1,372,831		229,986		3,101,814
Arthur X. Suazo	Cash Severance(2)	—		—		1,349,053		—		3,823,106
	Continued Health	—		—		15,504		—		15,504
	Equity Acceleration	732,206	(4)	732,206	(4)	732,206	(4)	732,206	(5)	732,206	(4)
	Life Insurance(5)	750,000		—		—		—		—
	Total	1,482,206		732,206		2,096,763		732,206		4,570,816
Drew B. Gordon	Cash Severance(2)	—		—		1,289,536		—		3,519,072
	Continued Health	—		—		42,501		—		42,501
	Equity Acceleration	607,422	(4)	607,422	(4)	607,422	(4)	607,422	(5)	607,422	(4)
	Life Insurance(5)	750,000		—		—		—		—
	Total	1,357,422		607,422		1,939,459		607,422		4,168,995
Andrew L. Wattula	Cash Severance(2)	—		—		1,178,671		—		3,297,342
	Continued Health	—		—		38,862		—		38,862
	Equity Acceleration	607,422	(4)	607,422	(4)	607,422	(4)	607,422	(5)	607,422	(4)
	Life Insurance(5)	750,000		—		—		—		—
	Total	1,357,422		607,422		1,824,955		607,422		3,943,626
(1)	In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for the executive officer that are more favorable than the net after-tax payments and benefits payable to the executive officer in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code

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EXECUTIVE COMPENSATION TABLES

Section 280G limits. No executive officer is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).

(2)	Cash severance was calculated by multiplying the applicable severance multiple (described above) by the sum of (i) the executive officer’s annual base salary in effect on December 31, 2025; and (ii) the average annual bonus earned by the executive officer during 2023 and 2024. For termination without cause or for good reason in connection with a change in control, amounts also include a pro-rated time-based stock bonus equal to the dollar-denominated value of the most recent time-based annual equity award granted to the executive prior to the date of termination, pro-rated to reflect time employed in the year of termination. For Messrs. Coleman, Lammas and Diramerian, if the termination date occurs on or prior to December 31, 2025, the equity value (from which to calculate the pro-ration) will be equal to half the dollar-denominated amounts of the 2024 LTIP Unit Awards.
(3)	Represents the aggregate premium payments that we would be required to pay to or on behalf of Mr. Coleman to provide continued health insurance coverage under COBRA (based on Mr. Coleman’s health insurance coverage elections as of December 31, 2025) for 12 months in connection with termination due to Death or Disability or 36 months for termination without Cause or for Good Reason.
(4)	Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding LTIP Units held by the executive officer as of December 31, 2025. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2025.

The value of accelerated LTIP Unit vesting was calculated by multiplying (a) the number of units subject to acceleration by (b) the fair market value of a share of common stock on December 31, 2025 ($10.83).

(5)	Represents the life insurance proceeds payable by a third-party insurer under the executive’s life insurance policy upon a termination of employment due to death.
(6)	Represents the aggregate premium payments that we would be required to pay to or on behalf of the applicable executive to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage elections as of December 31, 2025) for 18 months.

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EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control

Termination Without Cause or for Good Reason or by Reason of Death or Disability of Executive

Under the executives’ employment agreements, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” or by reason of the executive’s death or “disability” (collectively, a “qualifying termination” and each, as defined in the employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:

SEVERANCE BENEFIT	AMOUNT
Without “Cause” or for “Good Reason”
Lump Sum Cash Payment	Multiple of the sum of:  Annual base salary then in effect, and  Average Bonus 3x for Mr. Coleman, 2x for Mr. Lammas, 1x for Messrs. Diramerian, Suazo, Gordon and Wattula
Annual Cash Bonus Award	Prorated Average Bonus
Treatment of Outstanding Equity Awards	Accelerated vesting of time-based vesting awards
Company-Subsidized Healthcare Continuation	Coverage for up to 18 months (36 months for Mr. Coleman) after the termination date
Without “Cause” or for “Good Reason” on or within two years after a Change in Control
Lump Sum Cash Payment	Multiple of the sum of:  Annual base salary then in effect, and  Average Bonus 3x for Messrs. Coleman and Lammas, 2x for Messrs. Diramerian, Suazo, Gordon and Wattula
Annual Cash Bonus Award	Prorated Average Bonus
Treatment of Outstanding Equity Awards(1)	Accelerated vesting of time-based vesting awards
Company-Subsidized Healthcare Continuation	Coverage for up to 18 months (36 months for Mr. Coleman) after the termination date
Death or Disability
Lump Sum Cash Payment (Mr. Coleman only)	One times the sum of:  Annual base salary then in effect, and  Average Bonus
Annual Cash Bonus Award	Prorated Average Bonus
Treatment of Outstanding Equity Awards	Accelerated vesting of time-based vesting awards
Company-Subsidized Healthcare Continuation (Mr. Coleman only)	Coverage for up to 12 months after the termination date
(1)	Pursuant to each executive’s amended employment agreement, in alignment with the payment of a pro-rata cash bonus, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason,” on or within two years after a change in control, then the executive will be entitled to receive pro-rated time-based stock bonus equal to the dollar-denominated value of the most recent time-based annual equity award granted to the executive prior to the date of termination (the “equity value”), pro-rated to reflect time employed in the year of termination. For Messrs. Coleman, Lammas and Diramerian, if the termination date occurred on or prior to December 31, 2025, the equity value (from which to calculate the pro-ration) will be equal to half the dollar-denominated amounts of the 2024 LTIP Unit Awards.

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EXECUTIVE COMPENSATION TABLES

Change in Control (No Termination)

If the Company has a change in control and the successor company does not assume or substitute new awards pursuant to the 2010 Plan for any outstanding awards, such awards will vest in full to the extent then unvested.

Employment Agreements

Under the employment agreements, Messrs. Coleman, Lammas, Diramerian, Suazo, Gordon and Wattula serve as the Company’s Chief Executive Officer, President and Treasurer, Chief Financial Officer, Executive Vice President, Leasing, Chief Investment Officer and Chief Operating Officer, respectively.

Effective January 1, 2025, we executed new employment agreements with Messrs. Coleman, Lammas, Diramerian, Suazo, and Wattula and effective October 17, 2025, we executed a new employment agreement with Mr. Gordon, the updated terms of which are discussed below. The initial term of the employment agreements expires on January 1, 2030, unless earlier terminated, and is subject to an automatic one-year renewal term unless either party gives timely written notice of termination.

Pursuant to these agreements, Mr. Coleman reports directly to our Board, Messrs. Lammas and Gordon report to our Chief Executive Officer, and Messrs. Diramerian, Suazo and Wattula report to our President. During his employment term, the Company will cause Mr. Coleman to be nominated for election as a director.

Under the agreements, each executive is eligible to receive an annual discretionary cash performance bonus, the amount of which will be determined based on determinations of company and individual performance by the Compensation Committee. In addition, the executives are eligible to participate in customary health, welfare and fringe benefit plans, and are eligible to accrue up to four weeks of paid vacation per year.

If an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the employment agreements), or by reason of the executive’s death or disability, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Termination or Change in Control” above. The employment agreements also contain customary confidentiality and non-solicitation provisions.

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EXECUTIVE COMPENSATION TABLES

PAY VERSUS PERFORMANCE TABLE

As required by the Securities and Exchange Commission, the following table is intended to illustrate compensation actually paid (or “CAP”) to our NEOs for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, in each case, as compared to (i) our cumulative TSR performance, (ii) our peer group TSR performance, (iii) net income, and (iv) FFO per share (“FFO”), the company’s selected measure. Differences in our Summary Compensation Table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, which take into account a discount for lack of marketability or illiquidity due to post-vesting restrictions and the future performance of the Company and relative performance indices based on Monte Carlo simulations for any market-based awards.

					VALUE OF INITIAL
					FIXED $100
			AVERAGE		INVESTMENT
	SUMMARY		SUMMARY	AVERAGE	BASED ON:
	COMPENSATION	COMPENSATION	COMPENSATION	COMPENSATION		PEER GROUP
	TABLE	ACTUALLY	TABLE	ACTUALLY	TOTAL	TOTAL	NET
	TOTAL FOR	PAID TO	TOTAL FOR	PAID TO	SHAREHOLDER	SHAREHOLDER	INCOME	FFO PER
	PEO	PEO	OTHER NEOs	OTHER NEOs	RETURN	RETURN	(IN MILLIONS)	SHARE
YEAR	($)	($)(1)	($)	($)(1)	($)(2)	($)(3)	($)	($)(4)
2025	$2,766,883	$(2,078,088)	$1,637,322	$1,020,041	$7.82	$64.37	$(592.3)	$0.16
2024	$24,801,634	$3,611,063	$5,099,963	$1,394,558	$15.31	$82.08	$(381.4)	$0.53
2023	$8,369,679	$9,129,334	$2,349,969	$2,628,308	$46.18	$78.74	$(170.7)	$0.90
2022	$6,790,340	$(5,665,170)	$1,997,226	$(356,855)	$45.17	$79.22	$(16.5)	$2.02
2021	$10,548,816	$9,505,900	$2,846,242	$2,547,509	$15.31	$82.08	$29.0	$1.99
(1)	Reflects compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for each relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year.

For the time-based LTIP units, fair value represents stock price at the end of each fiscal year multiplied by an illiquidity discount due to their post-vesting restrictions and a discount for book-up risk, where applicable.

The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. For market-based awards, the fair values were calculated by a Monte Carlo simulation model as of the applicable measurement dates, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate.

YEAR	PEO	NON-PEO NEOs
2025	Victor J. Coleman	Mark T. Lammas(a), Harout Diramerian, Arthur X. Suazo, Drew Gordon and Andrew L. Wattula
2024	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo, Steven Jaffe and Drew Gordon
2023	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo, Steven Jaffe and Kay L. Tidwell
2022	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo, Steven Jaffe and Kay L. Tidwell
2021	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo and Steven Jaffe

(a)	Although we have voluntarily included Mark Lammas in the proxy statement as an NEO for the fiscal year ended December 31, 2025, we have excluded him from the calculations applicable to our non-PEO NEOs in the above table for the fiscal year ended December 31, 2025 because he was not a “named executive officer” under SEC regulations.
(2)	Based on a fixed investment of $100 on December 31, 2020 in the Company’s stock assuming reinvestment of dividends on the ex-dividend date.
(3)	Based on a fixed investment of $100 on December 31, 2020 in the Dow Jones U.S. Real Estate Office Index, assuming reinvestment of dividends.
(4)	FFO is a non-GAAP measure. Refer to Appendix A for a definition of FFO and a reconciliation of net income to FFO.

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EXECUTIVE COMPENSATION TABLES

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

ADJUSTMENTS TO DETERMINE COMPENSATION ACTUALLY PAID FOR PEO	2025
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for 2025	(356,326)
Increase based on ASC 718 Fair Value of Awards Granted during 2025 that Remain Unvested as of 2024 FY End, determined as of 2025 FY End	—
Increase based on ASC 718 Fair Value of Awards Granted during 2025 that Vested during 2025, determined as of Vesting Date	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of 2025 FY End, determined based on change in ASC 718 Fair Value from 2024 FY End to 2025 FY End	(665,356)
Increase/deduction for Awards Granted during Prior FY that Vested During 2025, determined based on change in ASC 718 Fair Value from 2024 FY End to Vesting Date	(790,213)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during 2025, determined as of 2024 FY End	(3,033,075)
Total Adjustments	(4,844,970)

ADJUSTMENTS TO DETERMINE COMPENSATION ACTUALLY PAID FOR NON-PEOs (AVERAGE)	2025
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for 2025	(614,685)
Increase based on ASC 718 Fair Value of Awards Granted during 2025 that Remain Unvested as of 2024 FY End, determined as of 2025 FY End	295,397
Increase based on ASC 718 Fair Value of Awards Granted during 2025 that Vested during 2025, determined as of Vesting Date	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of 2025 FY End, determined based on change in ASC 718 Fair Value from 2024 FY End to 2025 FY End	(74,557)
Increase/deduction for Awards Granted during Prior FY that Vested During 2025, determined based on change in ASC 718 Fair Value from 2024 FY End to Vesting Date	(104,956)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during 2025, determined as of 2024 FY End	(118,480)
Total Adjustments	(617,281)

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EXECUTIVE COMPENSATION TABLES

Relationship Between CAP and Financial Measures

The following graphs illustrate the relationship between the pay and performance figures that are included in the pay versus performance table above.

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EXECUTIVE COMPENSATION TABLES

Tabular List of Important Financial Measures

The following is an unranked list of the Company’s financial performance measures we consider most important in linking the compensation actually paid to performance for 2025:

	FFO
	Leasing Volume
	Stock Price
	G&A Expense Reduction
	Balance Sheet Improvement

These performance measures were used in our 2025 short-term incentive (cash bonus) performance measurement framework. For a discussion of these measures, see “2025 Cash Bonus Scorecard” on page 43.

CEO PAY RATIO

For 2025, our last completed fiscal year:

	The annual total compensation of our median employee (other than our CEO) was $96,219.37.
	The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $2,766,883.

Based on this information our CEO’s annual total compensation was approximately 29 times that of the median employee.

Determining the Median Employee

We used our employee population data as of October 1, 2025 to identify our median employee. As of that date, our employee population consisted of approximately 630 individuals, including 628 full-time employees (131 of whom were covered by a collective bargaining agreement) and 2 part-time employees.

To identify the median employee, we used gross salary, as reflected in our payroll records (as reported on Form W-2 for 2025), consistently applied across all employees. We annualized compensation for full-time employees who were hired or on leave during 2025.

Median Employee Compensation

We calculated the total compensation of our median employee for 2025 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $96,219.37.

Annual Total Compensation of CEO

The annual total compensation of our CEO is the amount reported in the “Total” column of the 2025 Summary Compensation Table included in this proxy statement.

HUDSON PACIFIC PROPERTIES   |   62   |   2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 regarding compensation plans under which our equity securities are authorized for issuance.

	NUMBER OF			NUMBER OF
	SECURITIES			SECURITIES
	TO BE ISSUED UPON			REMAINING
	EXERCISE OF		WEIGHTED	AVAILABLE
	OUTSTANDING		AVERAGE	FOR FUTURE ISSUANCE
	OPTIONS,		EXERCISE PRICE OF	UNDER EQUITY
	WARRANTS AND		OUTSTANDING	COMPENSATION
PLAN CATEGORY	RIGHTS		OPTIONS	PLANS(1)
Equity compensation plans approved by stockholders	930,854	(2)	—	1,456,811
Equity compensation plans not approved by stockholders	—		—	—
Total	930,854		—	1,456,811
(1)	Consists of 1,435,656 shares available under the 2010 Plan and 21,155 shares available under the Director Stock Plan.
(2)	Represents 73,353 shares of common stock that were subject to awards of RSUs (with performance-based RSUs included at “target” levels) and 857,501 of unvested restricted operating partnership units (with performance-based operating partnership units included at “maximum” levels).

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| Compensation Risk Analysis

As part of the 2025 compensation process, the Compensation Committee, in conjunction with FPC, considered the matter of risks to stockholders and to the achievement of performance objectives that may be inherent in the compensation programs. After reviewing and discussing the foregoing, it was concluded that the Company’s compensation programs are designed with an appropriate risk-reward balance in relation to the Company’s business strategy and that none of the compensation programs encourage any executive or employee to take on excessive or unnecessary risks that are reasonably likely to have a material adverse effect on the Company. The following elements of our executive compensation plans and practices were considered in evaluating whether such plans and practices encourage our executives to take unnecessary risks:

	We evaluate performance based on a variety of business objectives, including, but not limited to, execution of capital markets strategy, expansion of asset base, sourcing and completion of accretive acquisitions, strength of balance sheet, earnings, and occupancy and leasing performance, that we believe correlate to the long-term, sustainable creation of stockholder value;
	The most material component of equity-based executive compensation is in the form of “full-value awards,” such as LTIP Units and Performance Units, which, as compared to stock options or other market-based equity compensation vehicles, retains some degree of value even in periods of depressed markets and thus provides executives with a baseline of value that lessens the likelihood that executives will undertake any unnecessary risks to get or keep options (or other similar vehicle) “in-the-money”;
	In 2025, the Compensation Committee retained ultimate discretion in setting compensation and did not rely on pre-determined formulas, therefore our executives were not encouraged to take unreasonable risks to meet certain hurdles to avoid not achieving the required formulaic metric; and
	As the most material portion of each executive’s compensation to date has been in the form of equity, our executives have significant holdings of equity, which aligns an appropriate portion of their personal wealth with our long-term performance. None of the shares of our stock or the common units of our operating partnership owned by our directors and executive officers are pledged as collateral for a loan.

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| Principal and management stockholders

The following table sets forth certain information as of March 20, 2026 regarding the beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of our common stock and shares of common stock by

	each person who is the beneficial owner of 5% or more of our outstanding common stock;
	each of our directors and NEOs; and
	(iii) all of our directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 20, 2026 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. As of March 20, 2026, 54,242,024 shares of our common stock were issued and outstanding.

			PERCENTAGE OF
			OUTSTANDING
			COMMON STOCK,
	NUMBER OF SHARES	PERCENTAGE OF	COMMON LTIP
	AND COMMON	OUTSTANDING	UNITS AND
	UNITS BENEFICIALLY	COMMON	COMMON
NAME OF BENEFICIAL OWNER	OWNED	STOCK(1)	UNITS(2)
Greater than 5% Stockholders
Cohen & Steers(3)	9,216,515	16.99%	16.62%
BlackRock, Inc.(4)	4,729,899	8.72%	8.53%
Balyasny Asset Management L.P.(5)	1,009,503	1.86%	1.82%
Millenium Management LLC(6)	800,115	1.48%	1.44%
State Street Corporation(7)	679,049	1.25%	1.22%
Directors
Victor J. Coleman(8)	555,571	1.02%	1.00%
Barry A. Sholem	47,483	*	*
Theodore R. Antenucci	30,041	*	*
Robert L. Harris	16,398	*	*
Andrea Wong	7,006	*	*
Michael Nash	1,492	*	*
T. Ritson Ferguson	—	*	*
Jon Bortz	—	*	*
Named Executive Officers
Mark T. Lammas	189,524	*	*
Arthur X. Suazo	93,795	*	*
Harout Diramerian	62,344	*	*
Drew Gordon	61,623	*	*
Andrew L. Wattula	50,124	*	*
All directors and executive officers as a group (39 persons)	1,372,225	2.53%	2.47%
*	Represents less than 1.0%.

HUDSON PACIFIC PROPERTIES   |   65   |   2026 Proxy Statement

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

(1)	Based on 54,242,024 shares of common stock outstanding as of March 20, 2026. In addition, amounts for each person assume that all common units and common LTIP units held by the person are exchanged for shares of our common stock, and amounts for all directors and executive officers as a group assume all common units and common LTIP units held by them are exchanged for shares of our common stock, in each case, regardless of when such units are exchangeable. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for shares of our common stock.
(2)	Based on 54,242,024 shares of common stock outstanding as of March 20, 2026 and 1,151,038 common LTIP units and 58,076 common units held by limited partners outstanding as of March 20, 2026, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock. Does not include shares of common stock that may be issued upon exchange of series A preferred units of limited partnership interest in our operating partnership or upon exchange of common units into which such series A preferred units may be converted.
(3)	Based solely on Schedule 13G/A filed by Cohen & Steers, Inc., a Delaware corporation, filed with the SEC on August 14, 2025, as adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025. Of the 9,216,515 shares reported beneficially owned, either directly or through its affiliates, Cohen & Steers, Inc. reports sole dispositive power as to 9,216,515 shares, shared dispositive power as to 0 shares, sole voting power over 7,183,322 shares and shared voting power over 0 shares. The principal address for Cohen & Steers, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, New York 10036.
(4)	Based solely on Schedule 13G/A filed by BlackRock, Inc., a Delaware corporation, filed with the SEC on October 17, 2025, as adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025. Of the 4,729,899 shares reported beneficially owned, BlackRock, Inc. reports sole dispositive power as to 4,729,899 shares, shared dispositive power as to 0 shares, sole voting power over 4,394,331 shares and shared voting power over 0 shares. The principal address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(5)	Based solely on Schedule 13G/A filed by Balyasny Asset Management L.P., a Delaware partnership, filed with the SEC on May 15, 2025, as adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025. Of the 1,009,503 shares reported beneficially owned, either directly or through its affiliates, Balyasny Asset Management L.P. reports sole dispositive power as to 1,009,503 shares, shared dispositive power as to 0 shares, sole voting power over 1,009,503 shares and shared voting power over 0 shares. The principal address for Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, Illinois 60606.
(6)	Based solely on Schedule 13G/A filed by Millenium Management LLC, a Delaware company, filed with the SEC on April 17, 2025, as adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025. Of the 800,115 shares reported beneficially owned, either directly or through its affiliates, Millenium Management LLC reports sole dispositive power as to 0 shares, shared dispositive power as to 800,115 shares, sole voting power over 0 shares and shared voting power over 800,115 shares. The principal address for Millenium Management LLC is 399 Park Avenue, New York, New York 10022.
(7)	Based solely on Schedule 13G filed by State Street Corporation, filed with the SEC on February 5, 2025, as adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025. Of the 679,049 shares reported beneficially owned, State Street Corporation reports sole dispositive power as to 0 shares, shared dispositive power as to 679,049 shares, sole voting power over 0 shares and shared voting power over 603,763 shares. The principal address for State Street Corporation is 1 Congress Street, Suite 1, Boston, Massachusetts 02114.
(8)	Mr. Coleman is also an NEO.

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| PROPOSAL NO. 3 –

  RATIFICATION AND SELECTION OF INDEPENDENT
  REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors oversees the appointment, compensation, performance and retention of the company’s independent registered public accounting firm that audits our consolidated financial statements and internal control over financial reporting. The Audit Committee has selected Ernst & Young LLP (EY) to continue to serve as our independent registered public accounting firm for the year ending December 31, 2026. EY has audited our financial statements since 2009. A member of that firm is expected to be present at the 2026 Annual Meeting, will have an opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

The Audit Committee annually evaluates EY’s performance and independence in determining whether to retain EY or engage a different independent registered public accounting firm. Factors contributed to the retention of EY include:

	Execution and quality of EY’s historical and recent audit plans;
	Quality of EY’s communications with the Audit Committee and management;
	Balance of EY’s experience and significant institutional knowledge with refreshment in light of mandatory audit partner rotation and other changes in team leadership;
	EY’s strong quality control procedures;
	EY’s independence from Hudson Pacific Properties and management; and
	Robust independence controls – internal, via the Audit Committee, and external, including Public Company Accounting Oversight Board (PCAOB) and SEC oversight, PCAOB inspections, peer reviews, and PCAOB requirements for audit partner rotation.

In accordance with applicable rules on partner rotation, EY’s lead engagement partner for the company’s audit was last rotated following the completion of the 2020 audit, and EY’s engagement quality review partner for the audit will rotate commencing with the 2026 audit. The Audit Committee has been, and will continue to be, involved in considering the selection of EY’s primary engagement partner when there is an engagement partner rotation, which is at least every five years.

Required Vote

The Audit Committee pre-approves and reviews all audit and non-audit services provided by EY, as well as the related fees, and considers the impact of such services on EY’s independence.

Although stockholder ratification is not required, EY’s appointment is being submitted for ratification at the Annual Meeting to solicit stockholder feedback, which the Audit Committee will consider in future deliberations. If the appointment is not ratified, the Audit Committee will evaluate engaging another independent registered public accounting firm. The Audit Committee may also terminate EY’s engagement at any time without stockholder approval.

Board Recommendation

 FOR

The Board unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

HUDSON PACIFIC PROPERTIES   |   67   |   2026 Proxy Statement

PROPOSAL NO. 3 – RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRINCIPAL ACCOUNTANT FEES AND SERVICES

EY’s fees for the fiscal years ended December 31, 2025 and December 31, 2024 were as follows (in thousands):

	FISCAL YEAR ENDED
	DECEMBER 31,
	2025	2024
	($)	($)
Audit Fees	1,625	1,583
Audit-Related Fees	150	150
Tax Fees	1,072	1,676
All Other Fees	—	—
Total Fees	2,847	3,409

A description of the types of services provided in each category is as follows:

	Audit Fees

Includes fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services in connection with the Company’s registration statements, securities offerings and audits of financial statements of subsidiaries.

	Audit-Related Fees

Includes fees for professional services provided in connection with assurance services on sustainability disclosures and due diligence for acquisitions.

	Tax Fees

Includes recurring tax compliance (returns, E&P, etc.) and consultation on various items including cost segregation and transfer pricing.

All of the services performed by EY for the Company during 2025 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

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PROPOSAL NO. 3 – RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, our December 31, 2025 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from us and considered the compatibility of non-audit services with its independence.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

MICHAEL NASH Independent Chair	JON BORTZ Independent Director	T. RITSON FERGUSON Independent Director

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| OTHER MATTERS

RELATED-PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

We have operated under our Standards of Business Conduct policy since our IPO in June 2010. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

	Our directors, nominees for director or executive officers;
	Any beneficial owner of more than 5% of any class of our voting securities;
	Any immediate family member of any of the foregoing persons; and
	Any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Employment of Chase Coleman

The son of Victor J. Coleman (our CEO and Chairman of the Board) has been employed by the Company in our investments department since August 17, 2020. His aggregate compensation (including salary and bonus) for the year ended December 31, 2025 of approximately $216,826 was comparable with other Company employees in similar positions.

HOUSEHOLDING OF PROXY MATERIALS

Under SEC rules and Maryland law, we may use a method of delivery known as “householding,” which allows us to send a single set of proxy materials to stockholders who share the same address and last name or to a stockholder with multiple accounts, unless we have received contrary instructions.

If householding is used for future meetings, only one copy of the Annual Report and Proxy Statement will be sent to eligible stockholders at a shared address. Certain intermediaries (such as brokers, banks or other nominees) may also household proxy materials for the Annual Meeting. A separate proxy card will be provided for each account at the shared address. We will promptly deliver a separate copy of the Annual Report and Proxy Statement upon request. Requests may be made by contacting our Investor Relations Department at Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025; by telephone at (310) 445-5700; or by e-mail at IR@hudsonppi.com. Stockholders sharing an address who currently receive multiple copies may request delivery of a single copy by contacting us or their intermediary, if applicable.

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OTHER MATTERS

STOCKHOLDER PROPOSALS

2026 Annual Meeting Proposals

Our Bylaws provide that director nominations and other business to be considered at an annual meeting may be brought only pursuant to The Company’s notice of the meeting, by or at the direction of the Board, or by a stockholder of record entitled to vote at the meeting who complies with the advance notice and other requirements set forth in our Bylaws.

We did not receive notice of any nominations or other proposals for the 2026 Annual Meeting within the time periods required by our Bylaws or Rule 14a-8 under the Exchange Act. The Board is not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement and any procedural matters relating thereto.

2027 Annual Meeting Proposals

Stockholders who wish to submit proposals for inclusion in the Company’s proxy materials for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit such proposals in writing to our General Counsel at the address set forth on this Proxy Statement no later than December 24, 2026. Proposals must comply with applicable SEC rules to be eligible for inclusion.

In addition, under our Bylaws, stockholders must provide advance written notice of director nominations or other business (other than Rule 14a-8 proposals) to be presented at the 2027 Annual Meeting. Such notice must be received at our principal executive offices no earlier than November 24, 2026 and no later than 5:00 p.m. Eastern Time on December 24, 2026.

If the date of the 2027 Annual Meeting is advanced or delayed by more than 30 days (i.e., before April 28, 2027 or after June 27, 2027), notice must be received within the time periods specified in our Bylaws, which require that notice be delivered no more than 150 days prior the meeting date and not later than the close of business on the later of (a) the 120th day prior to the meeting date or (b) the tenth day following the public announcement of the meeting date.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in accordance with Rule 14a-19 under the Exchange Act no later than March 29, 2027.

By Order of the Board of Directors,

Kay L. Tidwell

Executive Vice President, General Counsel, Chief Risk Officer and Secretary

Los Angeles, California

April 23, 2026

INCORPORATION BY REFERENCE

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

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| QUESTIONS AND ANSWERS ABOUT THE ANNUAL

  MEETING OF STOCKHOLDERS

When is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. (PDT) on Thursday, May 28, 2026 at 11601 Wilshire Boulevard, Ninth Floor,
Los Angeles, California 90025. We have made the materials related to the Annual Meeting available to you on the Internet, and we have delivered printed copies of these materials to you by mail. These materials were first made available or sent to you on April 23, 2026.

Who is entitled to attend and vote at the Annual Meeting?

You must own shares of Hudson Pacific Properties, Inc. common stock at the close of business on March 20, 2026, the record date for the 2026 Annual Meeting, or hold a proxy from such a record holder, to attend and vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. If you plan to attend, please bring photo identification and, if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 20, 2026. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting. Regardless of whether you will attend, please authorize your proxy electronically through the Internet or by telephone, or by completing and mailing your proxy card so that your votes can be cast at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to your proxy card. Authorizing a proxy in any of these ways will not prevent you from voting at the 2026 Annual Meeting if you are a stockholder of record as of the record date for the Annual Meeting or if you hold a proxy from a record holder.

As of the close of business on March 20, 2026, we had 54,242,024 shares of common stock outstanding.

How do I obtain proxy materials for the Annual Meeting of Stockholders?

This Proxy Statement and accompanying proxy card are being made available beginning April 23, 2026 in connection with the solicitation of proxies by the Board of Directors of Hudson Pacific Properties for use at the Company’s 2026 Annual Meeting. A copy of our 2025 Annual Report, including financial statements, is being furnished to stockholders together with this Proxy Statement.

The Notice of Annual Meeting, this Proxy Statement and our 2025 Annual Report are available at www.investorvote.com/HPP.

Pursuant to SEC rules, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice to stockholders of record, and brokers, banks and other nominees will send similar notices to beneficial owners. Stockholders may access the proxy materials at www.investorvote.com/HPP or request printed copies by following the instructions in the Notice. Requests for printed materials will be fulfilled within three business days.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

What am I voting on?

At the Annual Meeting, you may consider and vote on:

PROPOSAL

1	The election of 7 directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies	 FOR	See page 7

2	The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2025, as more fully disclosed in the accompanying Proxy Statement	 FOR	See page 31

3	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	 FOR	See page 67

Who counts the votes and are my votes confidential?

A representative of Computershare, Inc. will tabulate the votes, and our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, will act as the inspector of the election. Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2026). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What is quorum for the Annual Meeting?

Stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.

If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 20, 2026, without notice other than announcement at the meeting. We may also postpone to a date not later than 90 days after the original record date, or cancel the Annual Meeting, by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.

What vote is required to approve an item of business at the Annual Meeting?

To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.

The affirmative vote of the majority of the votes cast at the meeting is required to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 2), and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 3).

If you are a stockholder of record as of the record date for the Annual Meeting and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you properly execute and return your proxy card, the persons named as proxy holders will vote in their discretion on any other matter properly brought before the Annual Meeting. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to

HUDSON PACIFIC PROPERTIES   |   73   |   2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a non-routine matter because the nominee lacks discretionary authority to vote the shares and the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly executed proxy indicating a broker non-vote will be counted as present for purposes of determining whether a quorum is present.

If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:

	With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.
	With respect to Proposal No. 2 (Advisory Approval of Executive Compensation), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.
	With respect to Proposal No. 3 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares if no instructions are received from you.
	An abstention is not a vote cast with respect to Proposal Nos. 1, 2 or 3 and if you instruct your proxy or broker to “abstain,” it will have no effect on the vote on any such proposal. If you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.

How do I vote?

If your shares are registered in your name, you may vote by any of the following methods:

By Internet Visit www.investorvote.com/HPP and follow the instructions using the control number on your proxy materials

By Telephone Call 1-800-652-VOTE (8683) and follow the instructions

By Mail Complete, sign and return your proxy card in the enclosed postage-paid envelope
In-Person Attend the Annual Meeting and vote by ballot

If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions provided by that institution. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee.

Telephone and Internet voting will close at 11:00 p.m. (Pacific Daylight Time) on May 27, 2026.

If you properly authorize a proxy and do not provide specific instructions, your shares will be voted:

	FOR the election of each director nominee
	FOR the advisory approval of executive compensation
	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm

HUDSON PACIFIC PROPERTIES   |   74   |   2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy in advance to ensure your shares are voted.

Can I revoke my proxy?

Yes, if your common stock is held in your name, you can revoke your proxy by:

	Filing written notice of revocation before or at our Annual Meeting with our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, at Hudson Pacific Properties, Inc. 11601 Wilshire Boulevard,
Ninth Floor, Los Angeles, California 90025;
	Delivering a proxy bearing a later date before or at our Annual Meeting; or
	Authorizing a proxy online or by telephone after your prior proxy.

Attendance at the Annual Meeting will not, by itself, revoke a properly authorized proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the instructions provided by the record holder of your common stock regarding how to revoke your voting instructions.

What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this Proxy Statement, we are not aware of any business that may properly be introduced at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee selected by our Board.

Who pays for this proxy solicitation?

We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where can I find corporate governance materials?

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Governance Committee are published on the Corporate Governance page of the Investors section on our website at HudsonPacificProperties.com. (We are not including the other information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)

HUDSON PACIFIC PROPERTIES   |   75   |   2026 Proxy Statement

| APPENDIX A: RECONCILIATION OF NON-GAAP

  FINANCIAL MEASURES

Funds From Operations

Funds from operations (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

HUDSON PACIFIC PROPERTIES   |   A-1   |   2026 Proxy Statement

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following table presents our FFO for the years ended December 31, 2025 and December 31, 2024 and a reconciliation of net loss to FFO, excluding specified items (in thousands, except per share amounts):

	YEAR ENDED DECEMBER 31,
	2025	2024
Net loss	$(592,298)	$(381,406)
Adjustments:
Depreciation and amortization—consolidated	374,967	354,425
Depreciation and amortization—non-real estate assets	(35,852)	(34,716)
Depreciation and amortization—HPP’s share from unconsolidated real estate entities(1)	4,654	5,630
(Gain) loss on sale of real estate, net	(5,714)	2,453
Loss on deconsolidation of real estate entity	77,907	—
Impairment loss—real estate assets	18,476	42,049
Unrealized loss on non-real estate investments	2,998	3,958
FFO attributable to non-controlling interests	(18,092)	(12,789)
FFO attributable to preferred shares and units	(20,552)	(20,800)
FFO to common stock/unit holders	$(193,506)	$(41,196)
Specified items impacting FFO:
Transaction-related expenses	590	2,306
Impairment loss—non-real estate assets	280,844	107,615
One-time termination of Quixote leases (cost-saving initiatives)	7,109	—
Sale/disposal of transportation assets (cost-saving initiatives)	2,207	2,236
One-time termination of Quixote non-compete agreement (cost-saving initiatives)	1,402	—
One-time employee separation costs (cost-saving initiatives)	1,163	—
One-time expenses associated with early repayment of debt— HPP’s share	11,936	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	682	3,529
Forfeiture of non-cash compensation agreements	14,280	—
One-time lease termination fee, net	(69,032)	—
Prior period property and income tax adjustments	(3,929)	—
One-time distribution from unconsolidated real estate entity	(2,648)	—
Non-cash deferred tax asset adjustment—HPP’s share	—	(951)
One-time straight-line rent reserve—HPP’s share	—	3,871
FFO (excluding specified items) to common stock/unit holders	$51,098	$77,410
Weighted average common stock/units outstanding—diluted(2)	45,394	20,800
FFO per common stock/unit—diluted(2)	$(4.26)	$(1.98)
FFO (excluding specified items) per common stock/unit—diluted(2)	$1.13	$3.72

(1)	HPP’s share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.
(2)	For the year ended December 31, 2024, amounts have been adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025.

HUDSON PACIFIC PROPERTIES   |   A-2   |   2026 Proxy Statement

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following table presents our FFO for the first, second, third and fourth quarters of 2025 and a reconciliation of net loss to FFO, excluding specified items (in thousands, except per share amounts):

	QUARTER
	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Net loss	$(80,278)	$(87,760)	$(144,086)	$(280,174)
Adjustments:
Depreciation and amortization—consolidated	93,085	94,751	94,085	93,046
Depreciation and amortization—non-real estate assets	(9,649)	(8,785)	(8,919)	(8,499)
Depreciation and amortization—HPP’s share from unconsolidated real estate entities	1,045	1,113	1,250	1,246
(Gain) loss on sale of real estate, net	(10,023)	16	—	4,293
Loss on deconsolidation of real estate entity	—	—	77,907	—
Impairment loss—real estate assets	18,476	—	—	—
Unrealized loss (gain) on non-real estate investments	449	(212)	2,098	663
FFO attributable to non-controlling interests	(4,854)	(5,152)	(2,611)	(5,475)
FFO attributable to preferred shares and units	(5,193)	(5,168)	(5,100)	(5,091)
FFO to common stockholders and unitholders	$3,058	$(11,197)	$14,624	$(199,991)
Specified items impacting FFO:
Transaction-related expenses	—	451	139	—
Impairment loss—non-real estate assets	—	—	—	280,844
One-time termination of Quixote leases (cost-saving initiatives)	5,865	622	622	—
Sale/disposal of transportation assets (cost-saving initiatives)	—	626	—	1,581
One-time termination of Quixote non-compete agreement (cost-saving initiatives)	1,402	—	—	—
One-time employee separation costs (cost-saving initiatives)	—	—	1,163	—
One-time expenses associated with early repayment of debt—HPP's share	1,858	3,213	114	6,751
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	682	—	—	—
Forfeiture of non-cash compensation agreements	—	14,280	—	—
One-time lease termination fee, net	—	—	—	(69,032)
Prior period property and income tax adjustments	—	—	—	(3,929)
One-time distribution from unconsolidated real estate entity	—	—	—	(2,648)
FFO (excluding specified items) to common stock/unit holders	$12,865	$7,995	$16,662	$13,576
Weighted average common stock/units outstanding—diluted(1)	21,013	29,773	65,298	65,342
FFO per common stock/unit—diluted(1)	$0.15	$(0.38)	$0.22	$(3.06)
FFO (excluding specified items) per common stock/unit—diluted(1)	$0.61	$0.27	$0.26	$0.21

(1)	For the first, second and third quarters of 2025, amounts have been adjusted to reflect the one-for-seven reverse stock split we completed on December 1, 2025.

HUDSON PACIFIC PROPERTIES   |   A-3   |   2026 Proxy Statement

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

HPP’S SHARE OF NET DEBT TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE

The following table reconciles total assets to HPP’s share of undepreciated book value and total unsecured and secured debt to HPP’s share of debt, net.

	YEAR ENDED DECEMBER 31,
	2025	2024(1)
Total assets	$7,267,968	$8,132,239
Add: Accumulated depreciation	2,023,261	1,929,290
Add: Accumulated amortization	204,328	199,955
Less: Partners’ share of consolidated undepreciated book value	(1,189,837)	(1,402,911)
Less: Investment in unconsolidated real estate entities	(246,835)	(221,468)
Add: HPP’s share of unconsolidated undepreciated book value	382,369	327,034
HPP’s share of undepreciated book value	$8,441,254	$8,964,139

Total consolidated unsecured and secured debt	$3,367,850	$4,187,667
Less: Consolidated cash and cash equivalents and restricted cash	(162,128)	(99,177)
Consolidated debt, net	$3,205,722	$4,088,490
Less: Partners’ share of debt, net	(514,538)	(643,237)
HPP’s share of debt, net	$2,691,184	$3,445,253

HPP’s share of debt, net/HPP’s share of undepreciated book value	31.9%	38.4%

(1)	In Q1 2025, we refined our calculation of certain elements of Consolidated debt, net, and HPP’s share of debt, net in order to present a more comprehensive measure of performance. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q4 2024. As a result, the amounts reflected for Q4 2024 differ from the amounts previously reported as follows (in thousands): (a) Consolidated cash and cash equivalents and restricted cash increased by $35,921, resulting in a corresponding $35,921 decrease in Consolidated debt, net; (b) Partners’ share of debt, net decreased by $15,005, resulting in a corresponding decrease in HPP’s share of debt, net of $20,916; and (c) as a result of the foregoing, the ratio of HPP’s share of debt, net to HPP’s share of undepreciated book value decreased by 0.3%.

HUDSON PACIFIC PROPERTIES   |   A-4   |   2026 Proxy Statement

| Helpful Resources

Weblinks

Board of Directors	Investors.HudsonPacificProperties.com/Leadership-and-Governance/Board-and-Committees

Corporate Governance Documents


Governing Documents

Bylaws (as amended)

Corporate Governance Guidelines


Committee Charters

Codes and Policies

Code of Business Conduct and Ethics

Clawback Policy

Vendor Code of Conduct

Human Rights Policy

Corporate Responsibility Policies

Investors.HudsonPacificProperties.com/Leadership-and-Governance/Charters-and-Policies
Executive Management	Investors.HudsonPacificProperties.com/Leadership-and-Governance/Executive-Management
Investor Relations	Investors.HudsonPacificProperties.com
Sustainability  Annual Better Blueprint Report	HudsonPacificProperties.com/Sustainability
Corporate Website	HudsonPacificProperties.com
Email Alerts	Investors.HudsonPacificProperties.com/Investor-Resources/ Email-Alerts

Weblinks are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

COMPANY Contacts

Corporate Secretary /

Communications with the Board of Directors

Kay L. Tidwell

EVP, General Counsel, Chief Risk Officer and Secretary

Hudson Pacific Properties

11601 Wilshire Boulevard, Ninth Floor

Los Angeles, California 90025

kay@hudsonppi.com

Investor Relations Laura Campbell EVP, Investor Relations & Marketing (310) 445-5700 IR@hudsonppi.com

HUDSON
PACIFIC
PROPERTIES

HudsonPacificProperties.com

2026 ANNUAL MEETING OF STOCKHOLDERS

OF HUDSON PACIFIC PROPERTIES, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to Be Held on Thursday, May 28, 2026 at 9:00 a.m., Pacific Daylight Time

at 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025

The Notice of Annual Meeting, Proxy Statement, 2025 Annual Report and other SEC filings are available at www.edocumentview.com/HPP.

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

01 - Victor J. Coleman 04 - T. Ritson Ferguson 07 - Andrea Wong 02 - Theodore R. Antenucci 05 - Robert L. Harris II 03 - Jon Bortz 06 - Barry Sholem 1UPX For Against Abstain For Against Abstain For Against Abstain A The Board of Directors recommends you vote “FOR” the election of each of the director nominees named below: 04A1RA 2. The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2025, as more fully disclosed in the accompanying Proxy Statement. 3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Proxy for the 2026 Annual Meeting of Stockholders Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The Board of Directors recommends you vote “FOR” Proposal Nos. 2 and 3: MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 687579 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HPP or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:00 p.m., Pacific Daylight Time, on May 27, 2026. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HPP Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HPP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON PACIFIC PROPERTIES, INC. The stockholder (the “Stockholder”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), executing the reverse of this Proxy hereby appoints Victor J. Coleman and Mark T. Lammas, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, on Thursday, May 28, 2026 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting with all powers possessed by the Stockholder if personally present at the meeting. The Stockholder hereby acknowledges receipt of the Notice of 2026 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the Stockholder will be cast as instructed on the reverse. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” each of the nominees for director listed on the reverse of this Proxy and “FOR” proposals two and three. The votes entitled to be cast by the Stockholder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof or, if any of such listed nominees declines or is unable to serve, “FOR” the election of any other nominee designated by the Company’s Board of Directors. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 28, 2026: Hudson Pacific Properties, Inc.’s Proxy Statement and 2024 Annual Report are available at http://www.edocumentview.com/HPP Proxy for the 2026 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 2026 Annual Meeting Admission Ticket 2026 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. Thursday, May 28, 2026 at 9:00 a.m., local time 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025